Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

Dated as of March 24, 2011

by and among

WII COMPONENTS, INC.,
as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,
for itself, as a Lender and Swingline Lender and as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

****************************************

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger and Bookrunner

TABLE OF CONTENTS

ARTICLE I. THE CREDITS		2

1.1	Amounts and Terms of Commitments	2
1.2	Notes	8
1.3	Interest	8
1.4	Loan Accounts	9
1.5	Procedure for Revolving Credit Borrowing	10
1.6	Conversion and Continuation Elections	11
1.7	[Intentionally Omitted.]	12
1.8	Mandatory Prepayments of Loans	12
1.9	Fees	12
1.10	Payments by the Borrower	14
1.11	Payments by the Lenders to Agent; Settlement	15
1.12	[Intentionally Omitted.]	19
1.13	Eligible Accounts	19
1.14	Eligible Inventory	22

ARTICLE II. CONDITIONS PRECEDENT		24

2.1	Conditions of Initial Loans	24
2.2	Conditions to All Borrowings	25

ARTICLE III. REPRESENTATIONS AND WARRANTIES		26

3.1	Corporate Existence and Power	26
3.2	Corporate Authorization; No Contravention	26
3.3	Governmental Authorization	27
3.4	Binding Effect	27
3.5	Litigation	27
3.6	No Default	28
3.7	ERISA Compliance	28
3.8	Margin Regulations	28
3.9	Ownership of Property; Liens	28
3.10	Taxes	29
3.11	Financial Condition	29
3.12	Environmental Matters	30
3.13	Regulated Entities	31
3.14	Solvency	31
3.15	Labor Relations	31
3.16	Intellectual Property	31
3.17	Brokers’ Fees; Transaction Fees	32
3.18	Insurance	32
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	32
3.20	Jurisdiction of Organization; Chief Executive Office	33

3.21	Locations of Inventory, Equipment and Books and Records	33
3.22	Deposit Accounts and Other Accounts	33
3.23	Government Contracts	33
3.24	Customer and Trade Relations	33
3.25	Bonding	33
3.26	Status of Holdings	34
3.27	Existing Senior Notes; Holdco Notes and Refinancing Senior Notes	34
3.28	Full Disclosure	34
3.29	Foreign Assets Control Regulations and Anti-Money Laundering	35
3.30	Patriot Act	35

ARTICLE IV. AFFIRMATIVE COVENANTS		35

4.1	Financial Statements	35
4.2	Appraisals; Certificates; Other Information	36
4.3	Notices	39
4.4	Preservation of Corporate Existence, Etc.	41
4.5	Maintenance of Property	42
4.6	Insurance	42
4.7	Payment of Obligations	43
4.8	Compliance with Laws	44
4.9	Inspection of Property and Books and Records	44
4.10	Use of Proceeds	44
4.11	Cash Management Systems	45
4.12	[Intentionally Omitted.]	45
4.13	Further Assurances	45
4.14	Environmental Matters	47
4.15	Post-Closing Matters	48

ARTICLE V. NEGATIVE COVENANTS		48

5.1	Limitation on Liens	48
5.2	Disposition of Assets	52
5.3	Consolidations and Mergers	53
5.4	Acquisitions; Loans and Investments	54
5.5	Limitation on Indebtedness	56
5.6	Transactions with Affiliates	58
5.7	Management Fees and Compensation	58
5.8	Margin Stock; Use of Proceeds	59
5.9	Contingent Obligations	59
5.10	Compliance with ERISA	60
5.11	Restricted Payments	60
5.12	Change in Business	63
5.13	Change in Structure	63
5.14	Changes in Accounting, Name or Jurisdiction of Organization	63
5.15	Amendments to Existing Senior Notes, Refinanced Senior Notes, Holdco Notes and Subordinated Indebtedness	63

5.16	No Negative Pledges; Stock Pledges; Negative Pledge on Real Estate	64
5.17	OFAC; Patriot Act	65
5.18	Sale-Leasebacks	65
5.19	Hazardous Materials	65
5.20	Voluntary Prepayments of Other Indebtedness	65

ARTICLE VI. FINANCIAL COVENANTS		66

6.1	Fixed Charge Coverage Ratio	66

ARTICLE VII. EVENTS OF DEFAULT		66

7.1	Events of Default	66
7.2	Remedies	69
7.3	Rights Not Exclusive	70
7.4	Cash Collateral for Letters of Credit	70

ARTICLE VIII. THE AGENT		70

8.1	Appointment and Duties	70
8.2	Binding Effect	71
8.3	Use of Discretion	72
8.4	Delegation of Rights and Duties	72
8.5	Reliance and Liability	73
8.6	Agent Individually	75
8.7	Lender Credit Decision	75
8.8	Expenses; Indemnities; Withholding	76
8.9	Resignation of Agent or L/C Issuer	77
8.10	Release of Collateral or Guarantors	77
8.11	Additional Secured Parties	78

ARTICLE IX. MISCELLANEOUS		79

9.1	Amendments and Waivers	79
9.2	Notices	81
9.3	Electronic Transmissions	82
9.4	No Waiver; Cumulative Remedies	83
9.5	Costs and Expenses	83
9.6	Indemnity	84
9.7	Marshaling; Payments Set Aside	85
9.8	Successors and Assigns	85
9.9	Assignments and Participations; Binding Effect	86
9.10	Non-Public Information; Confidentiality	89
9.11	Set-off; Sharing of Payments	90
9.12	Counterparts; Facsimile Signature	91
9.13	Severability	91

9.14	Captions	92
9.15	Independence of Provisions	92
9.16	Interpretation	92
9.17	No Third Parties Benefited	92
9.18	Governing Law and Jurisdiction	92
9.19	Waiver of Jury Trial	93
9.20	Entire Agreement; Release; Survival	93
9.21	Patriot Act	94
9.22	Replacement of Lender	94
9.23	Joint and Several	95
9.24	Creditor-Debtor Relationship	95
9.25	Actions in Concert	95

ARTICLE X. TAXES, YIELD PROTECTION AND ILLEGALITY		95

10.1	Taxes	95
10.2	Illegality	98
10.3	Increased Costs and Reduction of Return	98
10.4	Funding Losses	99
10.5	Inability to Determine Rates	100
10.6	Reserves on LIBOR Rate Loans	101
10.7	Certificates of Lenders	101

ARTICLE XI. DEFINITIONS		101

11.1	Defined Terms	101
11.2	Other Interpretive Provisions	128
11.3	Accounting Terms and Principles	129
11.4	Payments	130

SCHEDULES
Schedule 1.1(b)	Commitments
Schedule 3.5	Litigation
Schedule 3.9	Ownership of Property; Liens
Schedule 3.11(a)	Historical Financial Statements
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.23	Government Contracts
Schedule 3.25	Bonding; Licenses
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations
Schedule 11.1	Prior Indebtedness

EXHIBITS

Exhibit 1.1(c)	Form of L/C Request
Exhibit 1.1(d)	Form of Swing Loan Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(e)	Form of Swingline Note

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, supplemented, extended, refinanced, modified and/or restated from time to time, this “Agreement”) is entered into as of March 24, 2011, by and among WII Components, Inc., a Delaware corporation (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party”, General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender (including as Swingline Lender), and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, a revolving credit facility (including a letter of credit subfacility) upon and subject to the terms and conditions set forth in this Agreement to (a) refinance Prior Indebtedness, (b) provide for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries and (c) fund certain fees, costs and expenses associated with the funding of the Loans;

WHEREAS, the Borrower desires to secure all of its Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property (other than Excluded Property), subject to the terms of this Agreement and the applicable Collateral Documents;

WHEREAS, WII Holding, Inc., a Delaware corporation (“Holdings”) that directly owns all of the Stock and Stock Equivalents of the Borrower, is willing to guarantee all of the Obligations and to pledge to Agent, for the benefit of the Secured Parties, all of the Stock and Stock Equivalents of the Borrower and substantially all of its other Property (other than Excluded Property), subject to the terms of this Agreement and the applicable Collateral Documents, to secure the Obligations;

WHEREAS, subject to the terms hereof, including, without limitation, Section 4.13, each Domestic Subsidiary of the Borrower is willing to guarantee all of the Obligations of the Borrower and to grant to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property (other than Excluded Property), subject to the terms of this Agreement and the applicable Collateral Documents;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.
THE CREDITS

1.1           Amounts and Terms of Commitments.

(a)           [Intentionally Omitted.]

(b)           The Revolving Credit.

(i)            Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid and reborrowed from time to time (without premium or penalty other than applicable LIBOR breakage costs, if any, resulting from such prepayment).  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(x)            the Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, or

(y)           the Aggregate Revolving Loan Commitment then in effect, less those Reserves imposed by Agent in its Permitted Discretion;

less, in either case, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans.

(ii)           If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrower shall prepay (on or before the next succeeding Business Day) outstanding Revolving Loans and then cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess in accordance herewith and in a manner reasonably satisfactory to the L/C Issuers; provided, however, that to the extent such excess exists as a result of Agent’s establishment or modification of Reserves or modification of eligibility standards with respect to the components of the Borrowing Base, the Borrower shall have three (3) Business Days after receipt of notice from Agent of such establishment or modification to prepay the outstanding Revolving Loans and then cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

(iii)          If the Borrower requests that Revolving Lenders make, or permit to remain outstanding Revolving Loans in excess of the Borrowing Base (any such excess Revolving Loan is herein referred to as an “Overadvance”), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvance; provided, however, that Agent may not cause Revolving Lenders to make, or permit to remain outstanding, (A) aggregate Revolving Loans in excess of the Aggregate Revolving Loan Commitment less the sum of outstanding Swing Loans plus the aggregate amount of Letter of Credit Obligations or (B) an Overadvance in an aggregate amount in excess of 10% of the Aggregate Revolving Loan Commitment.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Commitment Percentage of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 2.2 have been met.  Furthermore, Required Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent.  All Overadvances shall constitute Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin for Revolving Loans and the default rate under subsection 1.3(c).

(c)           Letters of Credit.

(i)            Conditions.  On the terms and subject to the conditions contained herein, the Borrower may request that one or more L/C Issuers Issue, and each such L/C Issuer agrees to Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of the Borrower, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A)          (i) Availability would be less than zero or (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $5,000,000 (the “L/C Sublimit”);

(B)           the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C)           (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be issued in a form that is not reasonably acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

Furthermore, GE Capital as an L/C Issuer may elect only to issue Letters of Credit in its own name and may only issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.  For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 9.9 or 9.22, (x) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, or (y) the Revolving Loan Commitments of the other Revolving Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Lenders in a manner consistent with subsection 1.11(e)(ii).

(ii)           Notice of Issuance.  The Borrower shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance.  Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(c) duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”).

(iii)          Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; (B) upon the request of Agent (or any Revolving Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv)          Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

(v)           Reimbursement Obligations of the Borrower.  The Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer or from Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below.  In the event that any L/C Reimbursement Obligation is not repaid by the Borrower as provided in this clause (v) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall notify each Revolving Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(vi)          Reimbursement Obligations of the Revolving Lenders.

(1)           Upon receipt of the notice described in clause (v) above from Agent, each Revolving Lender shall pay to Agent for the account of such L/C Issuer its Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to subsection 1.11(e)(ii)).

(2)           By making any payments described in clause (1) above (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by the Agent for the benefit of such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations.  Such participation shall not otherwise be required to be funded.  Following receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to the Agent, for the benefit of such Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by the Agent for the benefit of such L/C Issuer, the Agent shall promptly pay to such Lender all amounts received by the Agent for the benefit of such L/C Issuer) with respect to such portion.

(vii)         Obligations Absolute.  The obligations of the Borrower and the Revolving Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Lender hereunder.  No provision hereof shall be deemed to waive or limit the Borrower’s right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.  Nothing herein shall excuse L/C Issuer for liability to the extent such liability has resulted from the gross negligence, bad faith or willful misconduct of L/C Issuer under the terms of the applicable L/C Reimbursement Agreement as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(d)           Swing Loans.

(i)            Availability.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender shall make Loans (each a “Swing Loan”) available to the Borrower under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing

Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate principal amount of all Revolving Loans would exceed the Maximum Revolving Loan Balance and (y) during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived.  Each Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date.  Within the limits set forth in the first sentence of this clause (i), amounts of Swing Loans repaid may be reborrowed under this clause (i).

(ii)           Borrowing Procedures.  In order to request a Swing Loan, the Borrower shall give to Agent a notice to be received not later than 2:00 p.m. (New York time) on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(d) or in a writing in any other form acceptable to Agent duly completed or by telephonic means promptly confirmed in writing prior to such Borrowing (a “Swingline Request”).  In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request or Notice of Borrowing.

(iii)          Refinancing Swing Loans.

(1)           The Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each Revolving Lender) that each Revolving Lender pay to Agent, for the account of the Swingline Lender, such Revolving Lender’s Commitment Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to subsection 1.11(e)(ii)).

(2)           Each Revolving Lender shall pay the amount owing by it to Agent for the account of the Swingline Lender on the Business Day following receipt of the notice or demand therefor.  Payments received by Agent after 1:00 p.m. (New York time) may, in the Agent’s discretion, be deemed to be received on the next Business Day.  Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under subsection 7.1(f) or 7.1(g)), such Revolving Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.1(f) or 7.1(g), each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Commitment Percentage of such Swing Loan.  If any payment made by any Revolving Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swingline Lender of any payment from any Revolving Lender pursuant to this clause (iii) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by the Swingline Lender with respect to such portion.

(iv)          Obligation to Fund Absolute.  Each Revolving Lender’s obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the Borrower to deliver a Notice of Borrowing (each of which requirements the Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

1.2           Notes.

(a)           The Revolving Loans made by each Revolving Lender shall be evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

(b)           Swing Loans made by the Swingline Lender shall be evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

1.3           Interest.

(a)           Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided Swing Loans may not be LIBOR Rate Loans.  Each determination of an interest rate by Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The computations of interest payable under this Agreement with respect to Base Rate Loans shall be made on the basis of a 365 or 366 day year, as applicable, and actual days elapsed.  All other computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to, but excluding, the last day thereof.

(b)           Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the Revolving Loans on the Revolving Termination Date.

(c)           Upon the occurrence and during the continuance of an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans under the Loan Documents from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be).  All such interest shall be payable on written demand of Agent or the Required Lenders.

(d)           Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4           Loan Accounts.

(a)           Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.  Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month.  Such record shall, absent manifest error, be presumptive evidence (and, unless Borrower notifies Agent within ten (10) Business Days of receipt of such record of any disagreement with such record, such record shall, absent manifest error, thereafter be conclusive evidence) of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b)           Agent, acting as a non-fiduciary agent of the Borrower solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Revolving Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from the Borrower and its application to the Obligations.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.5           Procedure for Revolving Credit Borrowing.

(a)           Each Borrowing of a Revolving Loan shall be made upon the Borrower’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 2:00 p.m. (New York time) (i) on the requested Borrowing date of each Base Rate Loan and (ii) on the day which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan.  Such Notice of Borrowing shall specify:

(i)            the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii)           the requested Borrowing date, which shall be a Business Day;

(iii)          whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv)          if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b)           Upon receipt of a Notice of Borrowing, Agent will promptly notify each Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c)           Unless Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrower by Agent by wire transfer of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto (as such instructions may be updated from time to time by written notice from the Borrower to Agent).

1.6           Conversion and Continuation Elections.

(a)           The Borrower shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Loans (other than Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period.  Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $500,000.  Any such election must be made by Borrower by 2:00 p.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by Borrower in such election.  If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. (New York time)

on the 3rd Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period.  The Borrower must make such election by notice to Agent in writing, including by Electronic Transmission (or by telephonic notice confirmed promptly in writing).  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent.  No Loan shall be made as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 2.2 are not met at the time of such proposed Loan, and no Loan shall be converted into or continued as a LIBOR Rate Loan, if any Event of Default has occurred and is continuing at the time of such proposed conversion or continuation, and, in either case, Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof; provided, however, that notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, Loans may be made, converted into or continued as LIBOR Rate Loans with one-month Interest Periods only.

(b)           Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof.  In addition, Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against Agent.  All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c)           Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than five (5) different Interest Periods in effect.

1.7           [Intentionally Omitted.]

1.8           Mandatory Prepayments of Loans.

(a)           [Intentionally Omitted.]

(b)           Revolving Loan.  The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on the Revolving Termination Date.

1.9           Fees.

(a)           Fees.  The Borrower shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between the Borrower and Agent dated of even date herewith (as amended from time to time, the “Fee Letter”).

(b)           Unused Commitment Fee.  The Borrower shall pay to Agent a fee (the “Unused Commitment Fee”) for the account of each Revolving Lender (subject to subsection 1.11(e)(vi) with respect to any Non-Funding Lender) in an amount equal to:

(i)            the average daily balances of the Revolving Loan Commitment of such Revolving Lender during the preceding calendar month, less

(ii)           the sum of (x) the average daily balance of all Revolving Loans held by such Revolving Lender plus (y) the average daily amount of Letter of Credit Obligations held by such Revolving Lender, plus (z) in the case of the Swing Line Lender, the average daily balance of all outstanding Swing Loans held by such Swing Line Lender, in each case, during the preceding calendar month; provided, in no event shall the amount computed pursuant to clauses (i) and (ii) be less than zero,

(iii)          multiplied by one-half percent (0.5%) per annum.

The total fee paid by the Borrower will be equal to the sum of all of the fees due to the Lenders, subject to subsection 1.11(e)(vi).  Such fee shall be payable monthly in arrears on the first day of the calendar month following the date hereof and the first day of each calendar month thereafter. The Unused Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after the execution and delivery of this Agreement.  For purposes of this subsection 1.9(b), the Revolving Loan Commitment of any Non-Funding Lender shall be deemed to be zero.

(c)           Letter of Credit Fee.  The Borrower agrees to pay to Agent for the ratable benefit of the Revolving Lenders (subject to subsection 1.11(e)(vi) with respect to any Non-Funding Lender), as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrower, all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, upon the occurrence and during the continuance of an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g), such rate shall automatically be increased by two percent (2.00%) per annum.  Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged.  In addition, the Borrower shall pay to Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

1.10         Payments by the Borrower.

(a)           All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 2:00 p.m. (New York time) on the date due. Any payment which is received by Agent later than 2:00 p.m. (New York time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.  The Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay (i) interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, after 2:00 p.m. (New York time) on the date due, or (ii) after five (5) days’ prior notice to the Borrower, other fees, costs or expenses payable by the Borrower or any of its Subsidiaries hereunder or under the other Loan Documents; provided that nothing herein shall be understood to limit or impair the right or ability to dispute any such fees, costs or expenses pursuant to this Agreement or the other Loan Documents.

(b)           Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)           During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below.  Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, Lenders and L/C Issuers;

fourth, to payment of principal of the Obligations including, without limitation, L/C Reimbursement Obligations then due and payable and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable);

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.  With respect to any payments made by Borrower to Agent during the continuance of an Event of Default but prior to acceleration of any or all of the Obligations, Agent shall use good faith efforts to notify Borrower if any payment designated by Borrower for payment of a particular Obligation is applied by Agent to payment of a different Obligation; provided that neither Agent nor any other Secured Party shall have any liability for Agent’s failure to provide such notice.

1.11         Payments by the Lenders to Agent; Settlement.

(a)           Agent may, on behalf of Lenders, disburse funds to the Borrower for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent disburses same to the Borrower.  If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrower, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of the Loan requested by the Borrower no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 1:00 p.m. (New York time) on such scheduled Borrowing date.  Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or the

Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b)           At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in subsection 1.1(c)(vi) and subsection 1.11(e)) of principal, interest and fees paid by the Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(c)           Availability of Lender’s Commitment Percentage.  Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date.  If such Commitment Percentage is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to Agent.  Nothing in this subsection 1.11(c) shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  Without limiting the provisions of subsection 1.11(b), to the extent that Agent advances funds to the Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Revolving Lender.

(d)           Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that

Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)           Non-Funding Lenders; Procedures.

(i)            Responsibility.  The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation or any payment required by it, or to make any payment required by it hereunder, or to fund any purchase of any participation to be made or funded by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other payment required hereunder on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder.

(ii)           Reallocation.  If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at Agent’s election (which, so long as no Default or Event of Default has occurred and is continuing, Agent shall so elect at the request of the Borrower to facilitate, among other things, the issuance of Letters of Credit under subsection 1.1(c)) at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Commitment Percentage was reduced to zero and each other Revolving Lender’s (other than an Impacted Lender’s) Commitment Percentage  had been increased proportionately), provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment.

(iii)          Voting Rights.  Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A)  the Commitment of a Non-Funding Lender may not be increased, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such

Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender.  Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv)          Borrower Payments to a Non-Funding Lender.  Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties.  Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Loan Commitment and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Revolving Lenders in accordance with their Commitment Percentages of the Aggregate Revolving Loan Commitment.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans.  In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agent, L/C Issuers, Swing Line Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, Letter of Credit Obligations, Swing Line Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender’s Commitment reallocated to other Lenders pursuant to subsection 1.11(e)(ii).

(v)           Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)          Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrower shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.  In the event that any reallocation of Letter of Credit Obligations occurs pursuant to subsection 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders.

(f)            Procedures.  Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

1.12         [Intentionally Omitted.]

1.13         Eligible Accounts.  All of the Accounts owned by each Credit Party and properly reflected as “Eligible Accounts” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, based on Changed Circumstances, to adjust any of the applicable criteria and to establish new criteria, in its Permitted Discretion, subject to the approval of Required Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available; provided, however, to the extent that Agent, acting unilaterally as permitted herein, adjusts any applicable criteria or establishes new criteria in its Permitted Discretion which has the effect of reducing available credit, Agent may subsequently eliminate those specific adjustments or new criteria without approval of Required Revolving Lenders.  Eligible Accounts shall not include the following Accounts of a Credit Party:

(a)           Past Due Accounts. Accounts that are not paid within the earlier of sixty (60) days following its due date or one hundred five (105) days following its original invoice date;

(b)           Cross Aged Accounts. Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.13;

(c)           Foreign Accounts. Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(d)           Government Accounts. Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing, or the applicable Credit Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(e)           Contra Accounts. Accounts to the extent the Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(f)            Chargebacks/Partial Payments/Disputed. Any Account if to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account but only to the extent of such potential defense, counterclaim, setoff or dispute;

(g)           Inter-Company/Affiliate Accounts. Accounts that arise from a sale to any Affiliate of any Credit Party;

(h)           Concentration Risk. Accounts to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination (i) with respect to Elkay, exceed thirty percent (30%) of all Eligible Accounts, (ii) with respect to Masco (A) at any time that Masco has a Debt Rating equal to or higher than Baa3/BBB-, exceed sixty percent (60%) of all Eligible Accounts, (B) at any time that Masco has a Debt Rating less than Baa3/BBB- but equal to or higher than Ba3/BB-, exceed forty percent (40%) of all Eligible Accounts, and (C) at any time that Masco has a Debt Rating of less than Ba3/BB-, exceed twenty percent (20%) of all Eligible Accounts, (iii) with respect to Master Brands, exceed twenty-five percent (25%) of all Eligible Accounts, and (iv) with respect to all other Account Debtors, exceed twenty percent (20%) of all Eligible Accounts;

(i)            Pre-Billing. Accounts with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(j)            Defaulted Accounts; Bankruptcy. Accounts where:

(i)            the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(ii)           a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors (other than post-petition accounts payable of an Account Debtor that is a debtor-in possession under the Bankruptcy Code and reasonably acceptable to Agent);

(k)           Employee Accounts. Accounts that arise from a sale to any director, officer, other employee, or to any entity that has any common officer or director with any Credit Party;

(l)            Progress Billing. Accounts (i) as to which a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Credit Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(m)          Bill and Hold. Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(n)           C.O.D.. Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;

(o)           Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion based upon Changed Circumstances, following prior notice of such limit by Agent to the Borrower;

(p)           Non-Acceptable Alternative Currency. Accounts that are payable in any currency other than United States Dollars or Canadian Dollars;

(q)           Other Liens Against Receivables. Accounts that (i) are not owned by a Credit Party or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than (A) Liens in favor of Agent securing the Obligations, (B) second priority Liens in favor of the Refinanced Senior Note Holders securing the Refinanced Senior Notes and (C) non-consensual Liens permitted pursuant to Section 5.1 which are junior in priority to the Liens in favor of the Agent on behalf of the Secured Parties;

(r)            Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is conditional, but excluding Accounts that arise with respect to goods that are placed on consignment upon sending invoices for the actual sale of such goods;

(s)           Judgments, Notes or Chattel Paper. Accounts that are evidenced by a judgment, Instrument or Chattel Paper;

(t)            Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(u)           Ordinary Course; Sales of Equipment or Bulk Sales. Accounts that do not arise from the sale of goods or the performance of services by a Credit Party in the Ordinary Course of Business, including, without limitation, Sales of Equipment and bulk Sales, but specifically excluding sales of wood waste products (including, without limitation, sawdust and hog fuel) in an aggregate amount not to exceed $500,000; or

(v)           Not Perfected. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.

1.14         Eligible Inventory.  All of the Inventory owned by each Credit Party and properly reflected as “Eligible Inventory” in the most recent Borrowing Base Certificate delivered by the Borrower to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below or in the component definitions herein applies.  Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, based on Changed Circumstances, to adjust any of the applicable criteria, to establish new criteria in its Permitted Discretion, subject to the approval of Required Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available; provided, however, to the extent that Agent, acting unilaterally as permitted herein, adjusts any applicable criteria or establishes new criteria in its Permitted Discretion which has the effect of reducing available credit, Agent may subsequently eliminate those applicable adjustments or new criteria without approval of Required Revolving Lenders.  Eligible Inventory shall not include the following Inventory of a Credit Party:

(a)           Slow-Moving/Obsolete. Inventory that is slow-moving (where “slow-moving” means any such Inventory that is in excess of twelve (12) months usage or sales), obsolete, unsaleable, shopworn, or seconds;

(b)           Damaged. Inventory that is damaged or unfit for sale;

(c)           Locations < $100M. Inventory is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(d)           Consignment. Inventory that is placed on consignment, except for Inventory placed on consignment with an aggregate book value not to exceed

$2,000,000 so long as (i) such Inventory is located in the United States or Canada, (ii) such Inventory is subject to a written consignment agreement in form and substance reasonably satisfactory to Agent, (iii) such Inventory is clearly segregated from all Inventory of the applicable consignee, (iv) all UCC and PPSA searches and filings deemed necessary or desirable by Agent and in form and substance satisfactory to Agent have been made, (v) appropriate prior notice of the consignment has been given to any secured creditor of such consignee, and (vi) a bailee waiver in form and substances reasonably satisfactory to Agent has been delivered to Agent by such consignee; provided, however, that, Agent shall not take any such actions with respect to consigned Inventory unless and until the Borrower requests the inclusion of such consigned Inventory in Eligible Inventory, upon which request Agent shall promptly cooperate with the Credit Parties to take the actions noted above with respect to such consigned Inventory;

(e)           Off-Site. Inventory that (i) is not located on premises owned, leased or rented by a Credit Party and set forth in Schedule 3.21 or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent (but not to exceed three (3) months rent) have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless Agent has given its prior consent thereto or unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto or (y) Reserves satisfactory to Agent have been established with respect thereto (but not to exceed three (3) months rent or storage charges), or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless Agent has given its prior consent thereto or unless a reasonably satisfactory mortgagee waiver has been delivered to Agent;

(f)            In-Transit. Inventory that is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination in an aggregate amount not to exceed $500,000 at any given time;

(g)           Customized. Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(h)           Packing/Shipping Materials. Inventory that consists of packing or shipping materials, or manufacturing supplies;

(i)            Tooling. Inventory that consists of tooling or replacement parts;

(j)            Display. Inventory that consists of display items;

(k)           Returns. Inventory that consists of goods which have been returned by the buyer;

(l)            Hazardous Materials. Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m)          Un-insured. Inventory that is not covered by casualty insurance reasonably acceptable to Agent;

(n)           Not Owned/Other Liens. Inventory that (i) is not owned by a Credit Party or (ii) is subject to Liens or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Credit Party’s performance with respect to that Inventory), other than (A) Liens in favor of Agent securing the Obligations, (B) second priority Liens in favor of the Refinanced Senior Note Holders securing the Refinanced Senior Notes and (C) non-consensual Liens permitted pursuant to Section 5.1 which are junior in priority to the Liens in favor of Agent on behalf of the Secured Parties;

(o)           Unperfected.  Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in subsection 5.1(d) (subject to Reserves); provided, the amount of Eligible Inventory located in Canada shall be limited to the Dollar equivalent amount of $700,0000 unless, at Borrower’s request, Agent shall obtain an opinion of Canadian counsel opining as to the perfection and enforceability of Agent’s Liens on Inventory located in Canada;

(p)           Negotiable Bill of Sale.  Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties; or

(q)           Not Ordinary Course. Inventory (other than raw materials) that is not of a type held for sale in the Ordinary Course of Business of a Credit Party.

ARTICLE II.
CONDITIONS PRECEDENT

2.1           Conditions of Initial Loans.  The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions (unless waived in writing by each Lender):

(a)           Loan Documents.  Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1 (to the extent required to be delivered on or before the Closing Date), each in form and substance reasonably satisfactory to Agent;

(b)           Availability.  After giving effect to funding of the initial Loans and issuance of the initial Letters of Credit, if any, Availability shall be not less than $10,000,000;

(c)           Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs.  (i) Agent shall have received a fully executed pay-off letter reasonably satisfactory to Agent confirming that all obligations owing by any Credit Party to Prior Lender will be repaid in full and all Liens upon any of the Property of the Credit Parties or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized or supported by a Letter of Credit issued pursuant hereto, as mutually agreed upon by Agent, the Borrower and Prior Lender;

(d)           Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required; and

(e)           Payment of Fees.  The Borrower shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(f)            EBITDA.  The Borrower shall have delivered evidence to the satisfaction of the Agent demonstrating that EBITDA of the Borrower for the twelve (12) month period ended January 31, 2011, shall not be less than $17,500,000.

2.2           Conditions to All Borrowings.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Agent or Required Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect in any material respect;

(b)           any Default or Event of Default has occurred and is continuing or would immediately result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(c)           after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance (except as provided in subsection 1.1(b).

The request by the Borrower and acceptance by the Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are true, correct and complete:

3.1           Corporate Existence and Power.  Each Credit Party and each of their respective Subsidiaries:

(a)           is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)           has the power and authority and all material governmental licenses, authorizations, Permits, consents and approvals necessary to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c)           is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing (if applicable), under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2           Corporate Authorization; No Contravention.  The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document to which such

Person is party, have been duly authorized by all necessary action, and do not and will not:

(i)            contravene the terms of any of that Person’s Organization Documents;

(ii)           conflict with or result in any material breach or contravention of, or result in the creation of any Lien (other than Liens in favor of Agent under the Loan Documents) under, any document evidencing any material Contractual Obligation to which such Person is a party or any material order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)          violate any material Requirement of Law in any material respect.

3.3           Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date, (c) as may be required in connection with the disposition of any portion of the Pledged Collateral (as defined in the Guaranty and Security Agreement) by laws affecting the offer and sale of securities (including, but not limited to, membership interests in a limited liability company) generally, and (d) those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.4           Binding Effect.  This Agreement and each other Loan Document to which any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5           Litigation.  Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a)           purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b)           would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $5,000,000.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.  As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6           No Default.  No Default or Event of Default has occurred and is continuing or would immediately result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral.  No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7           ERISA Compliance.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code has received a favorable determination letter from the IRS that it so qualifies, or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge or any Credit Party, nothing has occurred which would prevent, or cause the loss of, such qualification.  Except for those that would not reasonably be expected to result in Liabilities in excess of $5,000,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan and (z) no ERISA Event is reasonably expected to occur.  On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding that would reasonably be expected to result in Liabilities in excess of $5,000,000 in the aggregate.

3.8           Margin Regulations.  No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

3.9           Ownership of Property; Liens.  As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries.  Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, or right to use, in each instance, necessary or used in the ordinary conduct of their respective businesses, except as would not reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, none of the Real Estate of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens.  As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect.

3.10         Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed (after giving effect to any extensions) with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP or such non-payment could not reasonably be expected to result in a Material Adverse Effect.  As of the Closing Date, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except for those amounts contested in good faith by appropriate proceedings directly conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11         Financial Condition.

(a)           Each of (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries dated December 31, 2009, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated January 31, 2011 and the related unaudited consolidated statements of income and cash flows for the one fiscal month then ended, in each case, as attached hereto as Schedule 3.11(a):

(x)            were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted herein or therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures and, with respect to the unaudited monthly consolidated balance sheet and related statements of income and cash flows, were prepared in accordance with the Borrower’s accounting policies consistently applied; and

(y)           present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b)           [Intentionally Omitted.]

(c)           Since September 30, 2010 there has been no Material Adverse Effect.

(d)           The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e)           All financial performance projections delivered to Agent, including the financial performance projections delivered on or prior to the Closing Date were prepared in good faith and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions at the time of preparation, it being acknowledged and agreed by Agent and Lenders that projections as to future events are inherently uncertain and not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

3.12         Environmental Matters.  Except as set forth in Schedule 3.12, and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened in writing) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit

Party is free of contamination by any Hazardous Materials for which any Credit Party or Subsidiary would be held responsible, and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws.  Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents materially pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.  The representations and warranties contained in Section 3.12 are the sole and exclusive representations and warranties of each Credit Party and each Subsidiary with respect to Environmental Laws and Hazardous Materials.

3.13         Regulated Entities.  None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14         Solvency.  Both before and after giving effect to (a) the Loans made and Letters of Credit Issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans to or as directed by the Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and the Borrower individually are Solvent.

3.15         Labor Relations.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened in writing) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) to the knowledge of any Credit Party, no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16         Intellectual Property.  Schedule 3.16 sets forth a true and complete list of the following Intellectual Property, which each Credit Party owns or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) material Intellectual Property, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or in which an application for registration has been filed and (4) as applicable, the registration or application number and registration or application date.  Schedule 3.16 also sets forth a true and complete list of material IP Licenses granted by or to any Credit Party.  Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own, license or have such right would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party do not infringe or misappropriate any Intellectual Property owned by any other Person and (b) no other Person has brought a written claim (or to the knowledge of any Credit Party, threatened in writing to bring a claim) against a Credit Party contesting any right, title or interest owned by any Credit Party or any Subsidiary of any Credit Party in any Intellectual Property, other than, in each case, as would not reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The representations and warranties contained in this Section 3.16 are the sole and exclusive representations and warranties of each Credit Party and each Subsidiary with respect to Intellectual Property.

3.17         Brokers’ Fees; Transaction Fees.  Except for fees payable to Agent and Lenders, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18         Insurance.  Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, including issuers, coverages and deductibles.  Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Person operates.

3.19         Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person.  All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrower and Subsidiaries of the Borrower, those in favor of Agent, for the benefit of the Secured Parties.  All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  As of the Closing Date, all of the issued and outstanding Stock of each Credit Party (other than Holdings), each Subsidiary of each Credit Party and, as of the Closing

Date, Holdings is owned by each of the Persons and in the amounts set forth in Schedule 3.19.  As of the Closing Date, except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.  Set forth in Schedule 3.19 is a true and complete organizational chart of Holdings and all of its Subsidiaries as of the Closing Date, which the Credit Parties shall update upon request of Agent.

3.20         Jurisdiction of Organization; Chief Executive Office.  Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the date hereof, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21         Locations of Inventory, Equipment and Books and Records.  Each location at which more than $100,000 of any Credit Party’s inventory and equipment utilized in the finishing of work-in-process Inventory (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 (which Schedule 3.21 shall be promptly updated by the Credit Parties upon notice to Agent as permanent Collateral locations change).

3.22         Deposit Accounts and Other Accounts.  Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor as of the Closing Date.

3.23         Government Contracts.  Except as set forth in Schedule 3.23, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.24         Customer and Trade Relations.  As of the Closing Date and except as would not reasonably be expected to result in a Material Adverse Effect, there exists no actual or, to the knowledge of any Credit Party, threatened (in writing) termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations.

3.25         Bonding.  Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26         Status of Holdings.  Holdings has not engaged in any business activities and does not own any Property other than (i) direct or indirect ownership of the Stock and Stock Equivalents of the Borrower and its Subsidiaries and activities incidental thereto, (ii) activities and contractual rights incidental to maintenance of its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Credit Parties, (iv) obligations under the Holdco Notes (and incurring any Indebtedness to refinance the Holdco Notes) and any other intercompany Indebtedness permitted hereunder, (v) performance of its obligations under the Loan Documents to which it is a party, (vi) other activities or transactions that are otherwise permitted or contemplated under the Loan Documents and (vii) activities incidental to the businesses or activities described in clauses (i)-(vi) above.

3.27         Existing Senior Notes; Holdco Notes and Refinancing Senior Notes.  (a) As of the Closing Date, the Borrower has delivered to Agent a complete and correct copy of the Existing Senior Note Documents and the Note Exchange Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

(b)           As of the Refinancing Consummation Date, the Borrower has delivered to the Agent a complete and correct copy of the Refinanced Senior Note Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith).  From and after the Refinancing Consummation Date, all Obligations (including, without limitation, the L/C Reimbursement Obligations) constitute Indebtedness entitled to the benefits of the provisions of the Intercreditor Agreement.

3.28         Full Disclosure.  None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements about any Credit Party or any of their Subsidiaries contained in each exhibit, report, statement or certificate (other than any statement which constitutes projections, forward looking statements, budgets, estimates or general market data) furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date, and, in such case, as supplemented prior to the Closing Date and excluding any information of a general or industry specific nature, when taken as a whole, as of the date furnished), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered, it being acknowledged and agreed by Agent and the Lenders that, to the extent included in any of the foregoing, projections, budgets, forward looking statements or estimates as to future events are inherently uncertain and are not to be viewed as facts and the actual results during the period or periods covered by such projections, budgets, forward looking statements or estimates may materially differ from the projected results.

3.29         Foreign Assets Control Regulations and Anti-Money Laundering.  Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).  No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.30         Patriot Act.  The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE IV.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted and Letter of Credit Obligations that have been cash collateralized in accordance with the terms hereof) shall remain unpaid or unsatisfied:

4.1           Financial Statements.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments).  The Borrower shall deliver to Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a)           not later than one hundred and twenty (120) days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of Grant Thornton or any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to Agent which report shall contain an opinion without qualification as to going concern or scope of audit (except that such opinion may be qualified with a “going concern” exception or like qualification as a result of the impending Revolving Termination Date or maturity date under the Existing Senior Notes or maturity date under the Holdco Notes), stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as may change due to a change of GAAP permitted hereunder);

(b)           not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form, the figures of the corresponding Fiscal Quarter of the previous Fiscal year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting in all material respects, in accordance with GAAP, the financial position and the results of operations of the Borrower and its Subsidiaries (subject to the absence of footnote disclosures and normal year-end audit adjustments);

(c)           not later than thirty (30) days after the end of each fiscal month of each year (other than a fiscal month which corresponds to the end of a Fiscal Quarter or Fiscal Year), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income, and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of the Borrower by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting, in all material respects, the financial position and the results of operations and cash flow of the Borrower and its Subsidiaries as of the dates indicated and for the periods indicated in accordance with the Borrower’s accounting policies, consistently applied (subject to the absence of footnote disclosures and normal year-end audit adjustments).

4.2           Appraisals; Certificates; Other Information.  The Borrower shall furnish to Agent and each Lender by Electronic Transmission:

(a)           together with each delivery of financial statements pursuant to subsections 4.1(a) and 4.1(b) (i) a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to subsection 4.2(k) and discussing the reasons for any significant variations;

(b)           concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Borrower by a Responsible Officer of the Borrower;

(c)           promptly after the same are sent, copies of all annual reports, proxies or financial statements or other publicly filed reports or communications which any Credit Party sends to its public shareholders or other public equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority (provided that posting for such information on the Securities and Exchange Commission website shall constitute delivery hereunder);

(d)           as soon as available and in any event within twenty (20) days after the end of each calendar month, and, following the occurrence of a Default or Event of Default, at such other times as Agent may reasonably require, but in any event not more often than once in each calendar week, a Borrowing Base Certificate, certified on behalf of the Borrower by a Responsible Officer of the Borrower, setting forth the Borrowing Base of the Borrower as at the end of the most-recently ended fiscal month or, following the occurrence of a Default or Event of Default, as at such other date as Agent may reasonably require (but not more frequently than as of the end of the most-recently ended calendar week);

(e)           concurrently with the delivery of the Borrowing Base Certificate, a summary of Inventory by location and type, and, if Availability is less than $10,000,000 as of the last day of the period covered by such Borrowing Base Certificate, such summary shall be accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f)            concurrently with the delivery of the Borrowing Base Certificate, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days 91 days to 105 days and 106 days or more, and, if Availability is less than $10,000,000 as of the last day of the period covered by such Borrowing Base Certificate, such monthly trial balance shall be accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g)           concurrently with the delivery of the Borrowing Base Certificate delivered for the end of each Fiscal Quarter, a summary list of accounts payable, and, if Availability is less than $10,000,000 as of the last day of the period covered by such

Borrowing Base Certificate, such summary shall be accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(h)           as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports, including all additions and reductions (cash and non-cash) with respect to Accounts of the Credit Parties in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(i)            to Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to subsection 4.1(b) and, if Availability is less than $10,000,000 as of the end of any calendar month, at the time of the delivery of the monthly financial statements delivered pursuant to subsection 4.1(c):

(i)            a reconciliation of the most recent Borrowing Base Certificate, general ledger and month-end accounts receivable aging of the Borrower to the Borrower’s general ledger and financial statements delivered pursuant to subsection 4.1(b) or 4.1(c), as applicable;

(ii)           a reconciliation of the perpetual inventory by location to the Borrower’s most recent Borrowing Base Certificate, general ledger and financial statements delivered pursuant to subsection 4.1(b) or 4.1(c), as applicable; and

(iii)          a reconciliation of the accounts payable aging to the Borrower’s general ledger and financial statements delivered pursuant to subsection 4.1(b);

(j)            at the time of delivery of each of the annual financial statements delivered pursuant to Section 4.1(a), (i) a listing of government contracts of the Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office or the United States Copyright Office in each case entered into or filed in, as applicable, the prior Fiscal Year;

(k)           no later than thirty (30) days after the end of each Fiscal Year of the Borrower, projections of the Credit Parties (and their Subsidiaries’) consolidated financial performance for the forthcoming Fiscal Year on a month by month basis (it being acknowledged and agreed by Agent and the Lenders that projections, budgets, forward looking statements or estimates as to future events are inherently uncertain and are not to be viewed as facts and the actual results during the period or periods covered by such projections, budgets, forward looking statements or estimates may materially differ from the projected results);

(l)            promptly upon receipt thereof, copies of any final reports submitted by the certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any final comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(m)          upon Agent’s request from time to time, the Credit Parties shall permit and enable Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating the then Net Orderly Liquidation Value, or such other value as determined by Agent in its Permitted Discretion, of all or any portion of the Inventory of any Credit Party or any Subsidiary of any Credit Party; provided, that notwithstanding any provision herein to the contrary, the Credit Parties shall only be obligated to reimburse Agent for the expenses of such appraisals occurring once per year or more frequently (but not more than four (4) times a year) so long as an Event of Default has occurred and is continuing; and

(n)           promptly, such additional business, financial, corporate affairs, perfection certificates and other information as Agent may from time to time reasonably request.

4.3           Notices.  The Borrower shall notify promptly Agent and each Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof (or such longer period specified below)):

(a)           the occurrence or existence of any Default or Event of Default;

(b)           any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which in each case would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)           any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would, if adversely determined, reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $5,000,000;

(d)           the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

(e)           (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that would reasonably be expected to result in violations of Environmental Law or Environmental Liabilities or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of Environmental Law or Environmental Liability which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in a Material Adverse Effect, (iii) the receipt by any Credit Party of notification that any property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f)            promptly upon (i) any officer of a Credit Party knowing of a filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice (ii) any officer of any ERISA Affiliate knowing or having reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) any officer of any ERISA Affiliate knowing or having reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g)           any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h)           any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i)            any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j)            the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by Holdings of Stock or Stock Equivalents not requiring a mandatory prepayment hereunder);

(k)           (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which, in either case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(l)            within ten (10) Business Days after receipt thereof, copies of each initial written notice or the initial correspondence received from the Securities Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any of its Subsidiaries; and

(m)          any assertion or claim by any holder of the Existing Senior Notes or any Refinanced Senior Notes, or any trustee or agent under any such facility, that such Person has the right to be secured on an equal and ratable basis with the Liens on the Collateral securing the Obligations of any Credit Party under the Loan Documents or with any other Liens permitted under Section 5.1.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or other Person proposes to take with respect thereto and at what time.  Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4           Preservation of Corporate Existence, Etc.  Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Borrower’s Subsidiaries, in connection with transactions permitted by Sections 5.2 and 5.3;

(b)           preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses (other than IP Licenses) and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c)           preserve or renew all of its material registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d)           conduct its business and affairs without infringement of any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its IP Licenses, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

4.5           Maintenance of Property.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and subject to casualty and condemnation losses, and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  This Section 4.5 shall not apply to Intellectual Property, which is exclusively addressed in Section 4.4.

4.6           Insurance.

(a)           Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance (if applicable), property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any personal property of any Credit Party to name Agent as additional insured or lenders loss payee, as appropriate.  All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance reasonably acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least thirty (30) days’ prior written notice (or ten (10) days prior written notice in the case of cancellation for non-payment of premiums) before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage.  Upon the written request of Agent after the occurrence and during the continuance of an Event of Default, each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent.  If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  Agent reserves the right at any time in its Permitted Discretion based upon Changed Circumstances, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance.  Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b)           Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may, upon five (5) Business Days notice, purchase insurance at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the Credit Parties’ and their Subsidiaries’ properties.  This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests.  The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property.  The Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement, and upon the provision to Agent of such evidence, Agent shall cancel any insurance obtained by Agent under this Section 4.6(b).  If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations.  The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.

4.7           Payment of Obligations.  Such Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a)           all material tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person; provided, that all contested tax liabilities, assessments, governmental charges or levies in excess of $250,000 in the aggregate shall be disclosed to Agent concurrently with the delivery of the Compliance Certificate in accordance with Section 4.2(b).

(b)           all lawful claims which, if unpaid, would by law become a Lien upon its Property other than Permitted Liens unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c)           all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness, in each case except where the failure to pay would not constitute an Event of Default under Section 7.1(e);

(d)           the performance of all obligations under any Contractual Obligation to which such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)           payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8           Compliance with Laws.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9           Inspection of Property and Books and Records.  Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person.  Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, at reasonable times during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all reasonable times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies from all of such Credit Party’s books and records (at which an authorized representative of the Borrower shall be entitled to be present), and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent reasonably considers advisable, in each instance, at the Credit Parties’ reasonable expense; provided the Credit Parties shall only be obligated to reimburse Agent for the expenses for one (1) such field examination, audit and inspection per calendar year (and one (1) additional field examination, audit and inspection per calendar year if Availability is less than $10,000,000 during such calendar year) or not more frequently than four (4) times in the aggregate per calendar year if an Event of Default has occurred and is continuing.  Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10         Use of Proceeds.  The Borrower shall use the proceeds of the Loans solely as follows: (a) to refinance on the Closing Date, Prior Indebtedness, (b) to pay fees, costs and expenses required to be paid pursuant to Section 2.1 or incurred in connection with the transactions contemplated hereunder, and (c) for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement.

4.11                           Cash Management Systems.  Within sixty (60) days after the Closing Date, as such period may be extended from time to time by Agent in its reasonable discretion (plus, in the event that any depositary or intermediary refuses to execute such Control Agreement, an additional sixty (60) days to move such account to an institution which shall execute such Control Agreement), the Borrower and each Domestic Subsidiary shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “springing” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (i) any segregated payroll account so long as such payroll account is a zero balance account, (ii) any withholding tax and fiduciary accounts and (iii) any other account with monthly average balances not in excess of $50,000 (provided that the aggregate monthly balance for all such accounts shall not exceed $250,000)) as of or after the Closing Date.  In addition, at Agent’s request, Credit Parties will enter into Control Agreements providing for springing cash dominion over disbursement accounts as of the Closing Date, except as set forth in the preceding sentence.  With respect to accounts subject to “springing” Control Agreements, unless and until a Specified Event of Default has occurred and is continuing or Control Agreement Availability falls below $5,000,000, Agent shall not deliver to the relevant depository, securities intermediary or commodities intermediary a notice or other instruction (an “Exclusive Control Notice”) which provides for exclusive control over such account by Agent.  At any time after Agent has delivered an Exclusive Control Notice, upon the Borrower’s delivery of evidence reasonably satisfactory to Agent that (x) Control Agreement Availability has equaled or exceeded $5,000,000 for a period of forty-five (45) consecutive days following the delivery of the Exclusive Control Notice and (y) no Specified Event of Default has occurred and is continuing, Agent shall deliver to the relevant depository, securities intermediary or commodities intermediary a notice or other instruction which terminates the exclusive control over such account by Agent (for the avoidance of doubt, such notice or instruction shall not in any manner terminate Agent’s “springing” cash dominion with respect to such account).  The Credit Parties shall not maintain cash on deposit in disbursement accounts in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements.  As used herein, “Control Agreement Availability” means, as of any date of determination, the amount by which (a) the sum of (i) the Maximum Revolving Loan Balance plus (ii) the amount of unrestricted cash and Cash Equivalents of the Credit Parties held in deposit or securities accounts which are subject to a Control Agreement in favor of Agent, exceeds (b) the sum of (i) the aggregate outstanding principal balance of Revolving Loans plus (ii) the aggregate amount of outstanding Letter of Credit Obligations (excluding any such Letter of Credit Obligations to the extent they are fully cash collateralized in accordance with Section 7.4 hereof).

4.12                           [Intentionally Omitted.].

4.13                           Further Assurances.

(a)                                  Each Credit Party shall ensure that all written information, exhibits and reports (other than any statement which constitutes projections, forward looking statements, budgets, estimates or general market data) furnished by or on behalf of any Credit Party to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, it being acknowledged and agreed by Agent and the Lenders that, to the extent included in any of the foregoing, projections, budgets, forward looking statements or estimates as to future events are inherently uncertain and are not to be viewed as facts and the actual results during the period or periods covered by such projections, budgets, forward looking statements or estimates may materially differ from the projected results, and will promptly disclose to Agent and the Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)                                 Promptly upon the written request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the intent and terms and conditions of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents (subject to the limitations set forth herein and in such Collateral Documents), (iii) to perfect (if and to the extent required to be perfected by a Collateral Document) and maintain the validity, effectiveness and priority of any of the Collateral Documents (subject to the limitations set forth herein and in such Collateral Documents) and the Liens purported to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter purported to be granted to the Secured Parties under any Loan Document.  Without limiting the generality of the foregoing and except as otherwise approved in writing by the Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and Immaterial Subsidiaries) and, to the extent no 956 Impact exists or would be result therefrom, Foreign Subsidiaries, and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, to guaranty the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property (other than Excluded Property) to secure such guaranty.  Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and First Tier Foreign Subsidiaries (provided that with respect to any First Tier Foreign Subsidiary, if a 956 Impact exists or would result therefrom such pledge shall be limited to sixty-five percent (65%) of such Foreign Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting Stock and Stock Equivalents), in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations.  In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.  A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than sixty-five percent (65%) of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in adverse tax consequences as a result of the application of Section 956 of the Code.

(c)                                  On the Refinancing Consummation Date, to the extent the Borrower has granted to any Refinanced Senior Note Holders (or any agent or trustee for such Refinanced Senior Note Holders) a first priority security interest in the Refinanced Senior Notes Priority Collateral, Agent shall release any and all Liens held by Agent, for the benefit of the Secured Parties, against the Refinanced Senior Notes Priority Collateral, and shall, at the Borrower’s request, execute and deliver or file such documents and perform such other actions reasonably necessary to release such Liens; provided, however, that substantially contemporaneous with such release, to the extent the Borrower has granted to any Refinanced Senior Note Holders (or any agent or trustee for such Refinanced Senior Note Holders) a second priority security interest in the Revolving Priority Collateral, the Credit Parties shall grant to Agent, for the benefit of the Secured Parties, a second priority security interest in the Refinanced Senior Notes Priority Collateral, subject in each case to the terms of the Intercreditor Agreement.

(d)                                 Notwithstanding anything to the contrary herein, nothing in this Agreement or any other Loan Document shall require any Credit Party to make any filings or take any actions to record or perfect the Agent’s Lien on and security interest in any Intellectual Property outside the United States or in any non United States Intellectual Property.  Notwithstanding anything to the contrary herein or in any other Loan Document, any reference in this Agreement or in any other Loan Document to (x) “perfected security interests”, “perfected security interest” “perfected Liens”, “perfected Lien”, “perfected first priority security interests”, or “perfected first priority security interest”, or (y) any obligation on behalf of any Credit Party to make any filings or take any actions to record or perfect Agent’s Lien on and security interest in any Intellectual Property, shall be deemed, in each case of (x) and (y), to be followed by the phrase “in the United States and only in United States Intellectual Property (to the extent such perfection may be achieved by the filings set forth in the Guaranty and Security Agreement, provided that additional filings may be necessary to perfect the Agent’s security interest in any Intellectual Property acquired after the date hereof).”

4.14                           Environmental Matters.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability.  Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any

Environmental Liabilities, and such violations or Environmental Liabilities would reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including, if appropriate, subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may reasonably request.  If such request is based on violations of Environmental Laws or Environmental Liabilities, such reports shall be related to such violations or Environmental Liabilities.  Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

4.15                           Post-Closing Matters.  Each Credit Party shall take such actions and shall deliver and/or execute the documents set forth in Schedule 4.15 within the time periods specified in Schedule 4.15.

ARTICLE V.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1                                 Limitation on Liens.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)                                  any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b)                                 any Lien created under any Loan Document;

(c)                                  Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d)                                 carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e)                                  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits or bonds required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory, regulatory, contractual or warranty obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f)                                    Liens consisting of judgment or judicial attachment liens not constituting an Event of Default under Section 7.1(b);

(g)                                 easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business or imposed by law, which, either individually or in the aggregate, do not materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h)                                 Liens on any Property (excluding, with respect to subsection 5.5(q), acquired Accounts, Inventory and deposit accounts in which any proceeds of any such acquired Accounts and Inventory are deposited) acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d) or subsection 5.5(q); provided that (i) any such Lien attaches to such Property (excluding, with respect to subsection 5.5(q), acquired Accounts, Inventory and deposit accounts in which any proceeds of any such acquired Accounts and Inventory are deposited) concurrently with or within sixty (60) days after the acquisition thereof, (ii) such Lien attaches solely to the Property (excluding, with respect to subsection 5.5(q), acquired Accounts, Inventory and deposit accounts in which any proceeds of any such acquired Accounts and Inventory are deposited) so acquired in such transaction and the proceeds thereof, and (iii) in connection with any Indebtedness incurred or assumed under subsection 5.5(q),to the extent such Property consists of Equipment used in the finishing of work-in-process Inventory (or Real Estate where such Equipment is located), the holder of such Lien (substantially concurrent with the acquisition of such Property) agrees to provide access to and use by Agent of such Property pursuant to an agreement reasonably satisfactory to Agent and the Borrower;

(i)                                     Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j)                                     any interest or title of a lessor or sublessor under any lease (not constituting a Capital Lease covered by subsection (i) above) not prohibited by this

Agreement and any interest or title of a licensor or sublicensor under any license granted to any Credit Party or its Subsidiaries not prohibited by this Agreement;

(k)                                  licenses and sublicenses granted by a Credit Party or any Subsidiary of a Credit Party and leases or subleases (by a Credit Party or any Subsidiary of a Credit Party as lessor or sublessor) in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(l)                                     Liens in favor of collecting banks arising under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under 4-208 of the UCC;

(m)                               Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n)                                 Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(o)                                 statutory Liens or reclamation claims arising solely by operation of law in favor of suppliers in the Ordinary Course of Business;

(p)                                 Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement or in connection with consignments (or similar precautionary filings) entered into in the Ordinary Course of Business;

(q)                                 Liens arising out of consignment or similar arrangements for the sale of goods entered into in the Ordinary Course of Business;

(r)                                    (i) banker’s liens, customary rights of setoff and other similar Liens (other than consensual security interests under Article 9 of the UCC) held by banks or other financial institutions where Borrower or any of its Subsidiaries maintain deposits (other than deposits intended as cash collateral) in the Ordinary Course of Business existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts (including securities accounts) maintained by the Borrower or its Subsidiaries with such banks or other financial institutions and (ii) Liens (other than consensual security interests under Article 9 of the UCC) deemed to exist in connection with investments in repurchase agreements meeting the requirements of Cash Equivalents;

(s)                                  Liens on the assets owned by Foreign Subsidiaries, to the extent such secured Indebtedness is permitted under subsection 5.5(i);

(t)                                    Liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;

(u)                                 in the case of Pledged Stock (as defined in the Guaranty and Security Agreement) of a Person that is not a Subsidiary of a Grantor (as defined in the Guaranty and Security Agreement), transfer restrictions that exist in joint venture or similar agreements of that Person;

(v)                                 reservations in any original grants of any Real Estate or interest therein, statutory exceptions to title and reservations of mineral rights in any grants or from any predecessors in title, which do not interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(w)                               the rights reserved to or vested in municipalities or governmental or other public authorities or agencies by statutory provisions or by the terms of leases, licenses, franchises, grants or permits that affect any Real Estate, to terminate any such leases, licenses, franchises, grants or permits or to require annual or other payments as a condition to the continuance thereof, which do not interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(x)                                   Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement in respect of a Permitted Acquisition that do not exceed in the aggregate at any time outstanding 5% of the total consideration for all Permitted Acquisitions then subject to letters of intent or purchase agreements;

(y)                                 to the extent constituting Liens on Real Estate, other agreements with respect to the use and occupancy of Real Estate entered into in the ordinary course of business and which do not materially affect the value thereof or the purpose for which such Real Estate is used;

(z)                                   to the extent constituting Liens, contractual obligations of any Credit Party to sell or otherwise dispose of assets (provided that such sale or disposition is permitted hereunder) made to the purchaser of such assets (or the financier of such purchaser) and securing only such contractual obligations;

(aa)                            Liens consisting of cash deposits granted to public utilities or to any municipalities or governmental or other public authorities in the Ordinary Course of Business when required by the utility, municipality, governmental or other public authority in connection with the supply of services or utilities to an Credit Party;

(bb)                          after the Refinancing Consummation Date, to the extent required by the Refinanced Senior Notes Documents, Liens created by or pursuant to the Refinanced Senior Note Documents which may provide for a first priority Lien on the Refinanced Senior Notes Priority Collateral and for a second priority lien on the Revolving Priority Collateral, all in accordance with the terms of the Intercreditor Agreement; and

(cc)                            other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $2,000,000; provided that no such Lien may be granted when any Default or Event of Default shall have occurred and be continuing.

5.2                                 Disposition of Assets.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) except:

(a)                                  dispositions to any Person (including dispositions to an Affiliate of a Credit Party upon financially reasonable terms no less favorable, when taken as a whole, to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person who is not an Affiliate of such Credit Party or such Subsidiary and which is disclosed to Agent) (i) of inventory, (ii) of worn-out or obsolete equipment, (iii) of surplus equipment having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year and (iv) consisting of the leasing (and subleasing) or licensing (and sublicensing) of Intellectual Property and the leasing (and subleasing) of Real Estate, all in the Ordinary Course of Business;

(b)                                 dispositions (other than of (i) the Stock of any Subsidiary of any Credit Party (except as permitted by Section 5.3) or (ii) any Accounts of any Credit Party (except as permitted by Section 5.2(g)) not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $4,000,000 and $10,000,000 in the aggregate during the term of this Agreement and (iv) after giving effect to such disposition, the Credit Parties are in compliance on a pro forma basis with the covenants, if then applicable, set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered;

(c)                                  dispositions of Cash Equivalents;

(d)                                 transactions permitted under Section 5.1(k);

(e)                                  dispositions permitted by Section 5.3;

(f)                                    cancellations of any intercompany Indebtedness among the Credit Parties;

(g)                                 so long as no Event of Default under subections 7.1(a), 7.1(f), 7.1(g) or Section 7.1(c) (solely as it relates to any financial covenants set forth in Article VI) has occurred and is continuing, the settlement or write-off of accounts receivable or sale, discount or compromise of overdue accounts receivable for collection in the Ordinary Course of Business consistent with past practice;

(h)                                 sales, transfers, leases and other dispositions by Holdings, Borrower or any Subsidiary to any Credit Party (other than Holdings or a non-Wholly-Owned Subsidiary);

(i)                                     licenses or sublicenses granted by a Credit Party in the Ordinary Course of Business, which do not interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(j)                                     so long as no Event of Default under subections 7.1(a), 7.1(f), 7.1(g) or Section 7.1(c) (solely as it relates to any financial covenants set forth in Article VI) has occurred and is continuing, transfers, assignments, conveyances, cancellations, abandonments or other dispositions of Intellectual Property which is, in the reasonable commercial business judgment of a Credit Party, no longer material, used or useful in the business of any Credit Party;

(k)                                  dispositions constituting a transfer of property subject to a casualty (i) upon receipt of net proceeds of such casualty or (ii) to a Governmental Authority as a result of condemnation;

(l)                                     a grant of options to purchase, lease or acquire Real Property or personal property in the Ordinary Course of Business, so long as the disposition resulting from the exercise of such option would otherwise be permitted hereunder;

(m)                               Liens permitted under Section 5.1 (to the extent the grant of such Liens shall constitute a transfer of Property);

(n)                                 terminations of leases, subleases, licenses, sublicenses or similar use and occupancy agreements by the applicable Credit Party or Subsidiary of a Credit Party that do not interfere in any material respect with the business of the Credit Parties or their Subsidiaries;

(o)                                 trade-ins and exchanges of equipment with third parties conducted in the Ordinary Course of Business to the extent substantially comparable (or better) equipment useful in the operation of the business of any Credit Party is obtained in exchange therefor;

(p)                                 samples provided to customers or prospective customers in the Ordinary Course of Business; and

(q)                                 sales of non-core assets acquired in connection with a Permitted Acquisition which are not used or useful or are duplicative in the business of the Borrower or its Subsidiaries having a book value not exceeding $2,500,000 per Permitted Acquisition.

5.3                                 Consolidations and Mergers.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to (a) merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary, provided that the Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed, (b) in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary, and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Agent shall have been completed, and (c) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary provided if a First Tier Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such First Tier Foreign Subsidiary shall be the continuing or surviving entity (or a replacement First Tier Foreign Subsidiary shall be the surviving entity so long as all actions required by Section 4.13 with respect to such replacement First Tier Foreign Subsidiary shall have been completed).

5.4                                 Acquisitions; Loans and Investments.  No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire (unless such commitment is non-binding or conditioned upon receiving appropriate consents and approvals or committed financing which is permitted hereunder is available with respect thereto) any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make (unless such commitment is non-binding or conditioned upon receiving appropriate consents and approvals or committed financing which is permitted hereunder is available with respect thereto) any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a)                                  Investments in cash and Cash Equivalents;

(b)                                 Extensions of credit by the Borrower to Holdings pursuant to the $1,000,000 revolving note as disclosed in Schedule 5.5 and extensions of credit by the Borrower to any other Credit Party or by any Credit Party to the Borrower or any other Credit Party (other than Holdings); provided, that: (i) if any Credit Party executes and delivers to the Borrower or other applicable Credit Party a note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing by such Credit Party to the Borrower, that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; and (ii) the Borrower shall accurately record all intercompany transactions on its books and records;

(c)                                  Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2(b);

(d)                                 Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers or in connection with the settlement of Accounts in the Ordinary Course of Business from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss on the applicable Accounts;

(e)                                  Investments existing on the Closing Date and set forth in Schedule 5.4;

(f)                                    loans or advances to employees permitted under Section 5.6;

(g)                                 Permitted Acquisitions;

(h)                                 Investments consisting of non-cash loans made by Holdings to officers, directors and employees of a Credit Party which are used by such Persons to purchase simultaneously Stock or Stock Equivalents of Holdings;

(i)                                     to the extent constituting Investments, pledges and deposits in the Ordinary Course of Business to the extent permitted by Section 5.1;

(j)                                     Investments in deposit accounts and securities accounts opened in the Ordinary Course of Business and in compliance with the terms of the Loan Documents;

(k)                                  the holding of accounts receivable owing to such Person if created in the Ordinary Course of Business and payable or dischargeable in accordance with customary terms;

(l)                                     Investments by the Borrower in any Credit Party (other than Holdings) or by a Credit Party in any other Credit Party (other than Holdings);

(m)                               Guarantees of Indebtedness permitted by Section 5.5;

(n)                                 Investments by the Borrower or any Subsidiary in Rate Contracts permitted under Section 5.9;

(o)                                 Investments constituting Capital Expenditures;

(p)                                 Investments constituting (i) accounts receivable arising or acquired, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services to the extent permitted by Section 5.1, in each case in the Ordinary Course of Business;

(q)                                 advances of payroll payments to employees in the Ordinary Course of Business in an aggregate amount not to exceed $100,000 outstanding at any time;

(r)                                    purchases of Existing Senior Notes in accordance with any debt tender offer and open market purchases of Existing Senior Notes and the Refinanced Senior Notes, in each case after the Closing Date for an aggregate amount not to exceed $25,000,000, so long as after giving effect to any such purchases, Availability shall not be less than $5,000,000; and

(s)                                  prepaid expenses or lease, utility and other similar deposits, in each case made in the Ordinary Course of Business;

(t)                                    Other Investments not exceeding $2,500,000 (valued at cost at the time of each Investment) in the aggregate in any fiscal year of the Borrower (it being agreed that upon a return of all or any portion of such Investment, such Investment shall no longer be considered outstanding to the extent so returned) made at a time when no Default or Event of Default has occurred and is continuing.

5.5                                 Limitation on Indebtedness.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)                                  the Obligations;

(b)                                 Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof and permitted pursuant to Section 5.9;

(c)                                  Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d)                                 Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof;

(e)                                  unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

(f)                                    After the Refinancing Consummation Date, Indebtedness evidenced by the Refinanced Senior Notes issued pursuant to the Refinanced Senior Note Documents, including Permitted Senior Notes Refinancings thereof;

(g)                                 Indebtedness consisting of the financing of insurance premiums in the Ordinary Course of Business;

(h)                                 Indebtedness for bank overdrafts or returned items incurred in the Ordinary Course of Business that are promptly repaid;

(i)                                     Indebtedness of Foreign Subsidiaries as long as (i) no Credit Party has any obligation with respect thereto or has granted any Lien to secure such Indebtedness, (ii) such Indebtedness does not exceed $2,500,000 in the aggregate at any time outstanding and (iii) after incurring any such Indebtedness, Availability shall not be less than $10,000,000;

(j)                                     unsecured Subordinated Indebtedness issued to sellers to satisfy a portion of the purchase price of Permitted Acquisitions;

(k)                                  unsecured earnouts incurred in connection with one or more Permitted Acquisitions as long as such obligations are subordinated to the Obligations on terms reasonably acceptable to Agent;

(l)                                     Guarantees of the Borrower or any Credit Party in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Credit Party;

(m)                               Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees (or their estates, spouses or former spouses) of such Credit Party issued to purchase or redeem capital stock of Holdings permitted by Section 5.6(g) hereunder;

(n)                                 accrual of interest, accretion or amortization of original issue discount and pay-in-kind interest;

(o)                                 Indebtedness incurred in the Ordinary Course of Business in connection with cash management and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the Ordinary Course of Business and not in excess of $1,000,000 in the aggregate at any time outstanding;

(p)                                 Indebtedness incurred by Holdings or any of its Subsidiaries of obligations in respect of surety bonds or performance bonds or similar obligation supporting indemnification, adjustment of purchase price or similar obligations (other than for the payment of borrowed money) of the Borrower or any such Subsidiary arising in connection with any Permitted Acquisition or disposition of Property permitted pursuant to Section 5.2 which Indebtedness shall be unsecured other than Liens permitted under subsection 5.1(e);

(q)                                 Indebtedness of a Target existing at the time such Target becomes a Subsidiary of the Borrower (or is merged into or consolidated with a Credit Party (other than Holdings)) pursuant to a Permitted Acquisition or Indebtedness assumed by Borrower or its Subsidiaries pursuant to a Permitted Acquisition, but only to the extent that such Indebtedness was not incurred in connection with, as a result of or in contemplation of, such Permitted Acquisition; and

(r)                                    other unsecured Indebtedness (except as may be secured to the extent set forth in Section 5.2(r)) owing to Persons that are not Affiliates of the Credit Parties not exceeding $5,000,000 in the aggregate at any time outstanding.

5.6                                 Transactions with Affiliates.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

(a)                                  as expressly permitted by this Agreement; or

(b)                                 in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable, when taken as a whole, to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to Agent upon the Agent’s reasonable request;

(c)                                  as set forth in Schedule 5.6;

(d)                                 any issuances by Holdings of awards or grants of equity securities, employment agreements, stock options and stock ownership plans approved by Holdings’ or any Credit Party’s board of directors, board of managers or similar governing body, as applicable;

(e)                                  loans or advances to officers, directors and employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $750,000 in the aggregate outstanding at any time;

(f)                                    IP Licenses upon fair and reasonable terms no less favorable, when take as a whole, to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person who is not an Affiliate of the Borrower or such Subsidiary; and

(g)                                 non-cash loans or advances made by Holdings to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of Holdings.

All such transactions existing as of the Closing Date are described in Schedule 5.6.

5.7                                 Management Fees and Compensation.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except:

(a)                                  payment of reasonable compensation to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries, including severance and the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans and indemnification of officers and employees, in each case, in the Ordinary Course of Business;

(b)                                 payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $250,000 in any Fiscal Year of Borrower;

(c)                                  (i) payment of a management fee to Sponsor or its Affiliates pursuant to the Management Agreement not to exceed $750,000 per annum and (ii) the payment to Sponsor of a structuring fee in respect of each Permitted Acquisition and each financing transaction consisting of the placement or arrangement of Indebtedness or equity securities (to the extent that the proceeds of such Indebtedness or equity securities are contributed to the Borrower) in an aggregate amount not to exceed (without duplication) 1% of the aggregate consideration paid by Borrower in connection with such Permitted Acquisition or 1% of the gross proceeds of the permitted Indebtedness or equity (so placed or arranged); provided, however, that the fees described in this clause (c) shall not be paid during any period while an Event of Default has occurred and is continuing or would arise as a result of such payment; provided, further that any fees that are accrued and not paid due to (A) an existence of an Event of Default or (B) a prohibition on such payment in any of the Holdco Notes, the Existing Senior Note Documents or the Subordinated Notes (and, in each case, including any Permitted Refinancing or Permitted Senior Notes Refinancing, as applicable) permitted hereunder or (C) a determination of Borrower or Sponsor to not then pay such fees, shall accrue and may be paid when such prohibition is no longer in effect so long as no Event of Default has occurred and is continuing at the time of such payment (without regard to the limitations as to the amount listed in provisos (i) and (ii) above); and

(d)                                 reimbursement of reasonable out-of-pocket costs and expenses in accordance with the Management Agreement.

5.8                                 Margin Stock; Use of Proceeds.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9                                 Contingent Obligations.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)                                  endorsements for collection or deposit in the Ordinary Course of Business;

(b)                                 Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c)                                  Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)                                 Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)                                  Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under subsection 5.2(b);

(f)                                    Contingent Obligations arising under Letters of Credit;

(g)                                 Contingent Obligations arising under guarantees made in the Ordinary Course of Business of obligations of any Credit Party (other than Holdings), which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent; and

(h)                                 Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeals bonds, performance bonds and other similar obligations;

(i)                                     product warranties incurred in the Ordinary Course of Business; and

(j)                                     other Contingent Obligations not exceeding $5,000,000 in the aggregate at any time outstanding.

5.10                           Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that would reasonably be expected to result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.  No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien (except for any Liens which are subordinate to the Liens securing Obligations) with respect to any Benefit Plan.

5.11                           Restricted Payments.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness  or Holdco Notes (other than in connection with any Permitted Refinancing thereof) (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, and except that:

(a)                                  Holdings may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents; and

(b)                                 the Borrower may make distributions to Holdings which are promptly used by Holdings to redeem or repurchase from officers, directors and employees Stock and Stock Equivalents provided all of the following conditions are satisfied:

(i)                                     no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii)                                  after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered;

(iii)                               the aggregate Restricted Payments permitted under this Section 5.11(b) (x) in any Fiscal Year of the Borrower shall not exceed $2,000,000 and (y) during the term of this Agreement shall not exceed $7,500,000; and

(iv)                              after giving effect to such Restricted Payment, Availability is not less than $5,000,000;

(c)                                  the Borrower may make distributions to Holdings to permit Holdings to pay federal and state income taxes then due and payable, franchise taxes and other similar licensing expenses incurred in the Ordinary Course of Business;

(d)                                 the Credit Parties may make distributions to Holdings which are used by Holdings to pay overhead expenses, professional fees and expenses and directors fees and expenses, in any case, incurred in the Ordinary Course of Business and in an aggregate amount not to exceed, with respect to all such distributions, $1,000,000 in any Fiscal Year;

(e)                                  Holdings may repurchase shares of Stock or Stock Equivalents issued by Holdings to current or former officers, director and employees of Holdings or any of its Subsidiaries (or its current or formers spouses, their estates, their estate planning vehicles or their family members) by cancellation of notes permitted pursuant to subsection 5.4(h);

(f)                                    each Subsidiary may make Restricted Payments to the Borrower and the other Credit Parties (other than Holdings), ratably according to their respective holdings of the type of Stock or Stock Equivalent in respect of which such Restricted Payment is being made;

(g)                                 the Borrower may accept additional capital contributions from Holdings and any Subsidiary may accept capital contributions from its parent;

(h)                                 the Borrower may declare and make dividend payments or other distributions payable solely in its common Stock or other common Stock Equivalents and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Stock or other Stock Equivalents of such Person;

(i)                                     the Borrower may issue and sell shares of its common Stock to Holdings;

(j)                                     so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make distributions to Holdings to enable Holdings to pay management fees or other fees to the Sponsor or its Affiliates under the Management Agreement to the extent permitted to be paid under Section 5.7;

(k)                                  if Sponsor or any other equity holder of Holdings shall have made cash equity contributions to the Borrower to fund any Permitted Investments or expenditures and such Permitted Investment or expenditure is not made within 10 Business Days after receipt of such equity contributions, the Borrower may return such equity contributions to Sponsor or such other equity holder of Holdings;

(l)                                     the Credit Parties may pay, as and when due and payable, regularly scheduled payments of interest at the non-default rate on Subordinated Indebtedness to the extent permitted under the Subordination Agreement;

(m)                               the Borrower and its Subsidiaries may directly make any payment on behalf of Holdings, to the extent any Credit Party is permitted to make such Restricted Payments to Holdings hereunder; and

(n)                                 Holdings may make cash payments of default interest (at a rate not to exceed 2% per annum) on the Holdco Notes provided all of the following conditions are satisfied:

(i)                                     no Default or Event of Default (other than any Default or Event of Default arising under subsection 7.1(e) as a result of a default under the Holdco Notes) has occurred and is continuing or would arise as a result of such Restricted Payment; and

(ii)                                  after giving effect to such Restricted Payment, Availability is not less than $5,000,000.

5.12                           Change in Business.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the date hereof, logical extensions thereof, business related thereto, complementary thereto or ancillary thereto.  Holdings shall not engage in any business activities or own any Property other than (i) ownership of the Stock and Stock Equivalents of the Borrower, (ii) activities and contractual rights incidental to maintenance of its corporate existence (including general overhead and expenses), (iii) performance of its obligations under the Loan Documents to which it is a party, (iv) activities of Holdings expressly permitted hereunder, including, without limitation under Section 3.26, (v) activities in connection with Permitted Acquisitions and potential Permitted Acquisitions, (vi) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Credit Parties, and (vii) activities incidental to the businesses or activities described in the foregoing clauses.

5.13                           Change in Structure.  Except as expressly permitted under Section 5.3, no Credit Party (other than Holdings) shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure or amend any of its Organization Documents, in each case, in any respect materially adverse to Agent or Lenders in their capacity as such or issue any Stock or Stock Equivalents unless such Stock or Stock Equivalents are pledged to Agent in accordance with Section 4.13.

5.14                           Changes in Accounting, Name or Jurisdiction of Organization.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as permitted by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least twenty (20) days’ prior written notice to Agent.

5.15                           Amendments to Existing Senior Notes, Refinanced Senior Notes, Holdco Notes and Subordinated Indebtedness.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any (i) Existing Senior Note Documents (except pursuant to any Permitted Senior Note Refinancing or (ii) Refinanced Senior Note Documents except to the extent permitted by the Intercreditor Agreement (or if no Intercreditor Agreement or subordination agreement exists between Agent and the Refinanced Senior Note Holders, subject to clause (iv) below), or (iii) Subordinated Indebtedness except to the extent permitted by the subordination agreement, or (iv) any Subordinated Indebtedness not subject to a subordination agreement, the Refinanced Senior Notes (if not subject to any Intercreditor Agreement or subordination agreement), or the Note Exchange Agreement or Holdco Notes (except pursuant to any Permitted Refinancing), if the effect of such change or amendment is to: (A) increase the interest rate on such Indebtedness by more than 200 basis points per annum (provided, with respect to the Note Exchange Agreement or Holdco Notes, such increased interest shall be pay-in-kind only and not payable in cash); (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default or add or make more restrictive the covenants (taken as a whole) with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof, if any, (or the subordination terms, if any, of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations (taken as a whole) of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Credit Parties, Agent or Lenders.

5.16                           No Negative Pledges; Stock Pledges; Negative Pledge on Real Estate.

(a)                                  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Credit Party.  Other than as otherwise permitted by the Intercreditor Agreement, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except (i) in connection with any document or instrument governing Liens permitted pursuant to subsection 5.1(h), subsection 5.1(i), subsection 5.1(j), subsection 5.1(k) and, subject to the Intercreditor Agreement, subsection 5.1(bb) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens; (ii) with respect to operating leases and other third-party contracts, customary limitations on the ability of a party thereto to assign its interests in the underlying contract without consent of the other party thereto (provided that nothing herein limits the ability of a party thereto to assign its interest in and to all proceeds derived from or in connection with such contract); (iii) customary restrictions and conditions contained in any agreement relating to sale of any Property permitted under Section 5.2 (pending the consummation of such sale); (iv) in connection with this Agreement and the other Loan Documents; (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Credit Party or any Subsidiary of such Credit Party; (vi) in connection with the extension or continuation of Contractual Obligations in existence on the Closing Date and disclosed to Agent prior to the Closing Date; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the Contractual Obligations so extended or continued; (vii) restrictions under joint venture agreements or other similar agreements entered into in the Ordinary Course of Business; provided that any such restrictions contained therein relates only to the asset or assets subject to such joint venture; and (viii) such encumbrances or restrictions with respect to Indebtedness of a

Foreign Subsidiary permitted pursuant to this Agreement and which encumbrances or restrictions are customary in agreements of such type and which shall apply only to such Foreign Subsidiaries subject thereto and such Foreign Subsidiary’s Subsidiaries.

(b)                                 No Credit Party shall issue any Stock or Stock Equivalents (i) if such issuance would result in an Event of Default under subsection 7.1(k) and (ii) unless such Stock and Stock Equivalents (other than Stock and Stock Equivalents of Holdings) are pledged to Agent, for the benefit of the Secured Parties, as security for the Obligations, on substantially the same terms and conditions as the Stock and Stock Equivalents of the Credit Parties owned by Holdings are pledged to Agent as of the Closing Date or as otherwise expressly provided herein.

(c)                                  No Credit Party shall grant Liens on Real Estate, whether now owned or hereafter acquired, except in connection with any Liens permitted pursuant to subsection 5.1(h) and subsection 5.1(r).

5.17                           OFAC; Patriot Act.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.29 and 3.30.

5.18                           Sale-Leasebacks.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19                           Hazardous Materials.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party) and, in each case, which would reasonably be expected to results in Material Environmental Liabilities and such Release continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such Release and (ii) the date upon which written notice thereof is given to the Borrower by Agent or Required Lenders.

5.20                           Voluntary Prepayments of Other Indebtedness.  No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or voluntarily prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under Section 5.5 (other than Existing Senior Notes which may be refinanced only pursuant to a Permitted Senior Notes Refinancing), (d) the Permitted Senior Notes Refinancing, (e) voluntary purchases and redemptions of Existing Senior Notes and Refinanced Senior Notes to the extent permitted by Section 5.4(r), (f)  voluntary prepayments of other Indebtedness (excluding the Existing

Senior Notes, the Refinanced Senior Notes and Subordinated Indebtedness) so long as the amounts prepaid do not exceed $1,000,000 in the aggregate, and (g) prepayment of intercompany Indebtedness to Credit Parties.

ARTICLE VI.
FINANCIAL COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

6.1                                 Fixed Charge Coverage Ratio.  Following the occurrence and continuance of a Fixed Charge Trigger Event, the Borrower shall not permit the Fixed Charge Coverage Ratio for the twelve fiscal month period ending on the last day of the fiscal quarter immediately preceding the occurrence of a Fixed Charge Trigger Event and each fiscal quarter following and during the continuance of a Fixed Charge Trigger Event to be less than, (x) before the occurrence of the Permitted Senior Notes Refinancing, 1.10:1.00 and (y) from and after the occurrence of the Permitted Senior Notes Refinancing, 1.05:1.00.  A “Fixed Charge Trigger Event” occurs any time (from time to time) that Availability is less than $5,000,000, and continues until such time as Availability equals or exceeds $5,000,000, for a period of any sixty (60) days within any ninety (90) consecutive day period following the date of the applicable Fixed Charge Trigger Event.

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

ARTICLE VII.
EVENTS OF DEFAULT

7.1                                 Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)                                  Non-Payment.  Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of, any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation, (ii) to pay within three (3) Business Days after the same shall become due, interest on any Loan or any LC Obligation or any fee payable hereunder, or (iii) to pay within five (5) Business Days after the same shall become due, any other amount payable hereunder or pursuant to any other Loan Document;

(b)                                 Representation or Warranty.  (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $200,000 in the aggregate in any Borrowing Base Certificate, (B) errors understating the Borrowing Base and (C) errors occurring when Availability continues to exceed $5,000,000 after giving effect to the correction of such errors);

(c)                                  Specific Defaults.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of subsection 4.2(b), 4.2(d), 4.3(a), Section 4.1, 4.6, 4.9, 4.10 or 4.11 or Article V or VI;

(d)                                 Other Defaults.  Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by Agent or Required Lenders;

(e)                                  Cross-Default.  Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment (A) in respect of the Existing Senior Notes, (B) in respect of the Refinanced Senior Notes or (C) in respect of any other Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant (after expiration of all cure and grace periods or any waiver of such failure), or any other event shall occur or condition exist, (A) under the Existing Senior Notes Documents, (B) under the Refinanced Senior Notes Documents or (C) under any other agreement or instrument relating to any Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earn outs permitted hereunder) described in clause (i)(C) above, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after expiration of all cure and grace periods or any waiver of such failure, event or condition) such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f)                                    Insolvency; Voluntary Proceedings.  The Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i)

generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g)                                 Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of such Person’s Property and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)                                 Monetary Judgments.  One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $5,000,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(i)                                     Non-Monetary Judgments.  One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j)                                     Collateral.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of Agent to take any action within its control) cease to be a perfected (if and to the extent such security interest is required to be perfected pursuant to such Collateral Document) and first priority security interest subject only to Permitted Liens; or

(k)                                  Ownership.  (i) Sponsor at any time fails to own beneficially, directly or indirectly, (A) at least fifty-one percent (51%) of the issued and outstanding voting Stock of Borrower or, in any event, Stock representing voting control of the Borrower and (B) at least fifty-one percent (51%) of the economic interests in the Borrower; or (ii) Holdings ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of the Borrower, in each instance in clauses (i) and (ii), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Secured Parties; or (iv) “Change of Control” (as defined in the Existing Senior Notes Indenture or after the Refinancing Consummation Date, the Refinancing Senior Note Documents or in the Note Exchange Agreement or any documents evidencing the Permitted Refinancing of the Holdco Notes), shall occur; or

(l)                                     Invalidity of Subordination Provisions.  The subordination provisions of any subordination agreement entered into with Agent or any agreement or instrument governing any Subordinated Indebtedness with a principal outstanding amount in excess of $5,000,000 shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect except in accordance with its terms, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions; or

(m)                               Invalidity of Intercreditor Agreement Provisions.  The provisions of the Intercreditor Agreement, if any, with respect to the Refinanced Senior Notes shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect except in accordance with its terms, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement (except as a result of the failure of Agent to take or refrain from taking an action in its control) or the Intercreditor Agreement.

7.2                                 Remedies.  Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a)                                  declare all or any portion of the Commitment of each Lender to make Loans or of the L/C Issuer to issue Letters of Credit to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

(b)                                 declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or the L/C Issuer.

7.3                                 Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4                                 Cash Collateral for Letters of Credit.  If an Event of Default has occurred and is continuing, this Agreement (or the Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, Agent may, and upon request of Required Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrower shall thereupon deliver to Agent, to be held for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, an amount of cash equal to 105% of the amount of L/C Reimbursement Obligations as additional collateral security for Obligations.  Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations in respect of any outstanding Letters of Credit and, following acceleration or maturity of the Obligations, to the payment of any or all other Obligations of the Credit Parties.  The remaining balance of the cash collateral will be returned to the Borrower upon the earlier of (i) such Event of Default no longer continuing and (ii) when all Letters of Credit have been terminated or discharged, all Commitments have been terminated and all Obligations have been paid in full in cash.

ARTICLE VIII.
THE AGENT

8.1                                 Appointment and Duties.

(a)                                  Appointment of Agent.  Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)                                 Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, the Lenders and the L/C Issuers for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)                                  Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2                                 Binding Effect.  Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii)

the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3                                 Use of Discretion.

(a)                                  Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(b)                                 Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(c)                                  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4                                 Delegation of Rights and Duties.  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other

Person (including any Secured Party).  Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5                                 Reliance and Liability.

(a)                                  Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)                                 None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, Holdings, the Borrower and each other Credit Party hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)                                     shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)                                  shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)                               makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)                              shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c)                                  Each Lender and L/C Issuer (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender and L/C Issuer further acknowledges that any Agent Report (i) is provided to the Lenders and L/C Issuers solely as a courtesy, without consideration, and based upon the understanding that such Lender or L/C Issuer will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)                                 Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender or L/C Issuer receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s or L/C Issuer’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender or L/C Issuer any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender or L/C Issuer having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer arising out of such Lender’s or L/C Issuer’s access to any Agent Report or any discussion of its contents.

8.6                                 Agent Individually.  Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender”, “Required Revolving Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders or Required Revolving Lenders, respectively.

8.7                                 Lender Credit Decision.

(a)                                  Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b)                                 If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws;

provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8                                 Expenses; Indemnities; Withholding.

(a)                                  Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)                                 Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)                                  To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses.  Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9                                 Resignation of Agent or L/C Issuer.

(a)                                  Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)                                 Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c)                                  As between the Lenders and any L/C Issuer (without any effect on the rights of the Credit Parties or the L/C Issuer obligations to the Credit Parties), the L/C Issuer may refuse to issue a Letter of Credit in its sole discretion.

8.10                           Release of Collateral or Guarantors.  Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)                                              any Subsidiary of the Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any

Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)                                             any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including, without limitation, pursuant to a waiver or consent or in connection with a Permitted Senior Notes Refinancing), (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or 5.1(i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, within five (5) Business Days’ of receipt of written request from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11                           Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1 (and, solely with respect to L/C Issuers, subsection 1.1(c)) and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX.
MISCELLANEOUS

9.1                                 Amendments and Waivers.

(a)                                  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrower, do any of the following:

(i)                                     increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii)                                  postpone or delay any date fixed for, or reduce or waive (it being agreed that waiver of the default interest shall not constitute a reduction in the rate of interest and such waiver shall only require the consent of Required Lenders), any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than scheduled installments under subsection 1.8(a)) may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii)                               reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest shall not constitute a reduction in the rate of interest and such waiver shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv)                              amend or modify subsection 1.10(c);

(v)                                 change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi)                              amend this Section 9.1 or the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii)                           discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and (vii).

(b)                                 No amendment, waiver or consent shall, unless in writing and signed by Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent, the Swingline Lender or the L/C Issuer, as applicable, under this Agreement or any other Loan Document.

(c)                                  No amendment or waiver shall, unless signed by Agent and Required Revolving Lenders (or by Agent with the consent of Required Revolving Lenders): (i) amend or waive non-compliance with any provision of subsection 1.1(b)(iii); (ii) amend or waive this subsection 9.1(c) or the definitions of the terms used in this subsection 9.1(c) insofar as the definitions affect the substance of this subsection 9.1(c); (iii) amend or modify the definitions of Eligible Accounts, Eligible Inventory or Borrowing Base, including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the Loan; or (iv) change the definition of the term Required Revolving Lenders or the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder.

(d)                                 Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” or a “Required Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders”, “Required Revolving Lenders” or “Lenders directly affected” pursuant to this Section 9.1) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “affected Lender” for purposes of Section 9.1(a)(i) and 9.1(a)(iii) solely with respect to an increase in such Non-Funding Lender’s Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender.  Moreover, for the purposes of determining Required Lenders and Required Revolving Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(e)                                  Notwithstanding anything to the contrary contained in this Section 9.1, (x) the Borrower may amend Schedules 3.19 and 3.21 upon notice to Agent, (y) Agent may amend Schedule 1.1(b) to reflect Sales entered into pursuant to

Section 9.9, and (z) Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Credit Parties; provided that no Accounts or Inventory of such Person shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion.

9.2                                 Notices.

(a)                                  Addresses.  All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and Agent.  Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower, and (z) if receipt of such transmission is acknowledged by Agent.

(b)                                 Effectiveness.  (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt (including, automatic receipt) of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii)                                  The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)                                  Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3                                 Electronic Transmissions.

(a)                                  Authorization.  Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)                                 Signatures.  Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)                                  Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 9.2, Section 9.10 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d)                                 LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each of the Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4                                 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5                                 Costs and Expenses.  Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the reasonable expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse within ten (10) Business Days of written demand therefor (a) Agent for all reasonable documented out-of-pocket costs and expenses incurred by it or any of its Related Persons (but only to the extent Agent or its Affiliates are required to reimburse such Related Persons), in connection with the investigation, development, diligence, preparation, negotiation, , execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) Agent for all reasonable documented out-of-pocket costs and expenses (including, for the avoidance of doubt, customary per diem charges related to audit reviews) incurred by it or any of its

Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), (c) each of Agent, its Related Persons, and L/C Issuer for all reasonable out-of-pocket documented costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto) and (d) fees and disbursements of Attorney Costs of one law firm (plus one local law firm in each applicable local jurisdiction) on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (c) above, plus in each case of an actual or potential conflict of interest, one additional law firm (plus one local law firm in each applicable local jurisdiction) for each Lender affected by such conflict of interest.

9.6                                 Indemnity.

(a)                                              Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer (in each case in their capacities as such) and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including reasonable documented attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or its affiliates, or their officers, directors, employees, agents, trustees, representatives, attorneys, accountants, advisors, consultants or agents), as determined by a court of competent jurisdiction in a final non-appealable judgment or order; provided further, that no Credit Party shall have liability under this Section 9.6 for the reimbursement of Attorneys Costs of more than one law firm (plus one local law firm in each applicable local jurisdiction) for the Indemnitees, each such law firm to be selected by Agent, plus in each case of an actual or potential conflict of interest, one additional law firm (plus one local law firm in each applicable local jurisdiction) for each Indemnitee affected by such conflict of interest.  Furthermore, each of the Borrower and each other Credit Party executing this Agreement waives and agrees not to assert until after the Obligations have been paid in full and all Commitments hereunder have been terminated against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)                                 Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, arising from, or otherwise involving, any property of any Credit Party or any Related Person of any Credit Party or any damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable to acts of such Indemnitee.

9.7                                 Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from the Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8                                 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9                                 Assignments and Participations; Binding Effect.

(a)                                  Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower, the other Credit Parties hereto (in each case except for Article VIII), Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 8.9), none of Holdings, the Borrower, any other Credit Party, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)                                 Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender) or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, with respect to Sales of Revolving Loan Commitments, each L/C Issuer that is a Lender and, as long as no Event of Default is continuing, the Borrower (which acceptances shall be deemed to have been given unless an objection is delivered to Agent within ten (10) Business Days after notice of a proposed sale is delivered to the Borrower); provided, however, that (v) such Sales must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans, (w) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, (y) interest accrued, other than any interest that is payable-in-kind, prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such Sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 1.11(e)(v).  Agent’s refusal to accept a Sale to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Indebtedness or an Affiliate of such a holder, or to any Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c)                                  Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)                                 Effectiveness.  Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)                                  Grant of Security Interests.  In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)                                    Participants and SPVs.  In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the  Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a).  No party hereto shall institute (and the Borrower and Holdings shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.  A participant shall not be entitled to receive any greater payment under Sections 9.6, 10.1 and 10.3 than the selling Lender would have been entitled to receive with respect to its rights and obligations sold to such participant, unless the sale of the participation to such participant is made while and Event of Default is continuing or with the Borrower’s prior written consent.

9.10                           Non-Public Information; Confidentiality.

(a)                                  Non-Public Information.  Agent, each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations).

(b)                                 Confidential Information.  Each Lender, L/C Issuer and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof (including, without limitation, Section 9.10(a)), (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, provided that the Agent shall (A) give the applicable Credit Party written notice prior to disclosing the information to the extent permitted by such Requirement of Law or the legal process, (B) if the Credit Party initiates legal proceedings to obtain a protective order or similar confidential treatment of such information, then, Agent shall use reasonable efforts to cooperate with such Credit Party in such legal proceedings, and (C) only disclose that portion of the confidential information as counsel for Agent advises Agent it must disclose pursuant to such requirement, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.  Subsections 9.10(a) and (b) shall survive for three (3) years after the termination of this Agreement.

(c)                                  Tombstones.  Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Credit Party’s name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any advertising material to the Borrower for review and comment prior to the publication thereof.

(d)                                 Press Release and Related Matters.  No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority or required by law) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Agent is party without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital (if such consultation is permitted under applicable Requirements of Law).

(e)                                  Distribution of Materials to Lenders and L/C Issuers.  The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

9.11                           Set-off; Sharing of Payments.

(a)                                  Right of Setoff.  Each of Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final, but excluding trust accounts, tax accounts, withholding accounts, fiduciary accounts and payroll accounts) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrower or any other Credit Party against any Obligation of any Credit Party then due and owing, whether or not any demand was made under any Loan Document with respect to such Obligation.  No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b)                                 Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.  If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(e).

9.12                           Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13                           Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14                           Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15                           Independence of Provisions.  The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16                           Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17                           No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the L/C Issuers party hereto, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18                           Governing Law and Jurisdiction.

(a)                                  Governing Law.  The laws of the State of Illinois shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)                                 Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of Illinois located in the City of Chicago, Illinois, or of the United States of America sitting in Chicago, Illinois and, by execution and delivery of this Agreement, each party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)                                  Service of Process.  Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such party specified herein (and shall be effective when such mailing shall be effective, as provided therein).  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)                                 Non-Exclusive Jurisdiction.  Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19                           Waiver of Jury Trial.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20                           Entire Agreement; Release; Survival.

(a)                                  THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENT OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)                                 Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each party hereto hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)                                  (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21                           Patriot Act.  Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22                           Replacement of Lender.  Within forty-five days after: (i) receipt by the Borrower of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrower obtains a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or such non-consenting Lender) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the

Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrower, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23                           Joint and Several.  The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several.

9.24                           Creditor-Debtor Relationship.  The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor.  No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25                           Actions in Concert.  Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE X.
TAXES, YIELD PROTECTION AND ILLEGALITY

10.1                           Taxes.

(a)                                  Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, but excluding Excluded Taxes, and all liabilities with respect thereto (and without deduction for any of them) (collectively, the “Taxes”).

(b)                                 If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)                                  In addition, the Borrower agrees to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by Agent in whole to make such payment.  Within 30 days after the date of any payment of Other Taxes by any Credit Party, the Borrower shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d)                                 The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)                                  Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office or provide any certificate or document that it is legally entitled to provide to the Borrower or Agent if such a change or providing such certificate or document would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)                                    (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless the Borrower and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)                                  Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)                               Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iv)                              If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S.

Lender Party shall deliver to Agent and Borrower any documentation under any Requirement of Law or reasonably requested by the Agent or Borrower sufficient for Agent or Borrower to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

10.2                           Illegality.  If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a)                                  Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b)                                 If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c)                                  Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3                           Increased Costs and Reduction of Return.

(a)                                  If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of issuing or maintaining any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)                                 If any Lender or L/C Issuer shall have determined that:

(i)                                     the introduction of any Capital Adequacy Regulation;

(ii)                                  any change in any Capital Adequacy Regulation;

(iii)                               any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)                              compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation resulting from an event set forth in clauses (i), (ii) or (iii) above;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrower shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)                      Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under subsection (a) and/or a change in Capital Adequacy Requirement under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.

10.4                           Funding Losses.  The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)                                  the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b)                                 the failure of the Borrower to borrow, continue or convert a Loan after it has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)                                  the failure of the Borrower to make any prepayment after it has given a notice in accordance with Section 1.7;

(d)                                 the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e)                                  the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred.  Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5                           Inability to Determine Rates.  If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6         Reserves on LIBOR Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice; provided that in no event shall additional interest be payable pursuant to this Section 10.6 with respect to any time period which is more than three hundred sixty (360) days prior to any such notice.

10.7         Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE XI.
DEFINITIONS

11.1         Defined Terms.  The following terms are defined in the Sections or subsections referenced opposite such terms:

“Affected Lender”	9.22
“Agent Report”	8.5(c)
“Aggregate Excess Funding Amount”	1.11(e)
“Borrower”	Preamble
“Borrower Materials”	9.10(d)
“Control Agreement Availability”	4.11
“EBITDA”	Exhibit 4.2(b)
“Eligible Accounts”	1.13
“Eligible Inventory”	1.14
“Event of Default”	7.1
“Fee Letter”	1.9(a)
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b)
“Fixed Charge Trigger Event”	6.1
“Holdings”	Recitals
“Indemnified Matters”	9.6
“Indemnitees”	9.6
“Intercompany Notes”	5.4(b)
“Investments”	5.4
“L/C Reimbursement Agreement”	1.1(c)
“L/C Reimbursement Date”	1.1(c)

“L/C Request”	1.1(c)
“L/C Sublimit”	1.1(c)
“Lender”	Preamble
“Letter of Credit Fee”	1.9(c)
“Maximum Revolving Loan Balance”	1.1(b)
“Maximum Lawful Rate”	1.3(d)
“MNPI”	9.10(a)
“Note Exchange Agreement”	“Holdco Notes” definition
“Notice of Conversion/Continuation”	1.6(a)
“Overadvance”	1.1(b)
“Other Taxes”	10.1(b)
“Permitted Liens”	5.1
“Register”	1.4(b)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan Commitment”	1.1(b)
“Revolving Loan”	1.1(b)
“Sale”	9.9(b)
“Settlement Date”	1.11(b)
“Swingline Request”	1.1(d)
“Tax Returns”	3.10
“Taxes”	10.1(a)
“Unused Commitment Fee”	1.9(b)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person (other than another Credit Party).

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person.  Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.

“Agent” means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $20,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable Margin” means:  (i) if a Base Rate Loan, one and one-quarter percent (1.25%) per annum and (ii) if a LIBOR Rate Loan, two and one-half percent (2.50%) per annum.  Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender described in the first two sentences of the definition of “Affiliate” or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable documented fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance plus the unrestricted cash and cash equivalents of the Credit Parties to the extent held in deposit and securities accounts subject to a Control Agreement in favor of the Agent (excluding any cash collateral held by Agent or any L/C Issuer solely to secure Letter of Credit Obligations), exceeds (b) the aggregate outstanding principal balance of Revolving Loans.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of three months.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(2) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article I.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           85% of the book value of Eligible Accounts at such time; and

(b)           the lesser of (i) 65% of the book value of Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, and (ii) 85% of the book value of Eligible Inventory, multiplied by the NOLV Factor;

in each case less Reserves established by Agent at such time in its Permitted Discretion.

“Borrowing Base Certificate” means a certificate of the Borrower, on behalf of each Credit Party, in substantially the form of Exhibit 11.1(b) hereto, duly completed as of the last day of each month or, following an Event of Default, as of a date acceptable to Agent in its sole discretion, but in any event not more frequently than the last day of each week.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

“Canadian Dollars” means lawful money of Canada.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Leases.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Changed Circumstances” means, any material facts or circumstances which arise after the Closing Date or which otherwise first become known to Agent after the Closing Date.

“Closing Date” means March 24, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property (other than Excluded Property) and interests in Property (other than Excluded Property) and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of

Agent, Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, each Control Agreement, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment, divided by the Aggregate Revolving Loan Commitment; provided that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person; provided, however, that the term Contingent Obligations shall not include endorsements of instruments for deposit or collection or standard contractual indemnities, in each case extended in the Ordinary Course of Business.  The amount of any Contingent Obligation shall be equal to the lesser at such time of (x) the stated or determinable amount of the obligation so guaranteed or otherwise supported and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligations or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory to Agent and in any event providing to Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means Holdings, the Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Debt Rating” means, as of any date of determination, the debt rating as determined by either Moody’s Investors Service, Inc. and any successor thereto (“Moody’s”) or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto (“S&P”); provided that if either Moody’s or S&P shall change the basis on which ratings are established by it, each reference to the Debt Rating announced by Moody’s or S&P shall refer to the then equivalent rating by Moody’s or S&P, as the case may be.

“Disqualified Stock” means any Stock or Stock Equivalent that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligations or otherwise, or redeemable at the option of the holder thereof, in whole or in part within ninety (90) days of the Revolving Termination Date, (b) is secured by any assets of Holdings or any of its Subsidiaries, (c) is exchangeable or convertible at the option of the holder into Indebtedness of Holdings or any of its Subsidiaries or (d) provides for the mandatory payment of dividends regardless of whether or not the board of directors has declared any dividends.  Notwithstanding the preceding sentence, any Stock or Stock

Equivalent that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings or any of its Subsidiaries to repurchase such Stock or Stock Equivalent upon the occurrence of a “change of control” or an asset disposition shall not constitute Disqualified Stock if the terms of such Stock or Stock Equivalent provide that Holdings or any of its Subsidiaries may not repurchase or redeem any such Stock or Stock Equivalent pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 5.11.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail (including, for the avoidance of doubt, portable document format (“pdf”) attachments to such e-mail) or E-Fax, or otherwise to or from an E-System or other equivalent service reasonably acceptable to Agent.

“Environmental Laws” means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Property” has the meaning set forth in the Guaranty and Security Agreement.

“Excluded Tax” means with respect to any Secured Party (a) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located; (c) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (d) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(f); and (e) in the case of a Non-U.S Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

“Existing Senior Notes” means those certain unsecured 10% Senior Notes in the original aggregate principal amount of $120,000,000 issued prior to the date hereof and maturing on February 18, 2012, issued pursuant to the Existing Senior Notes Indenture.

“Existing Senior Note Documents” means the Existing Senior Notes Indenture, the Existing Senior Notes and all other documents related to or executed in connection with the Existing Senior Notes Indenture or the Existing Senior Notes.

“Existing Senior Notes Indenture” means the Indenture dated February 18, 2004, entered into among the Borrower, as issuer, and U.S. Bank National Association, as trustee, as the same has been and may be amended or modified from time to time in accordance with the terms thereof.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Credit Party or indirectly by a Credit Party through one or more Domestic Subsidiaries.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on December 31 of each year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines.  Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to Agent and the Borrower, made by the Credit Parties in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Holdco Notes” means the loans made to Holdings pursuant to the Note Exchange Agreement dated December 30, 2010 (the “Note Exchange Agreement”) in an aggregate principal amount of $23,000,000.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of Borrower whose (x) total assets as of the applicable date of determination are less than $100,000 and (y) total revenues for the most recent twelve-month period do not exceed $100,000; provided that a Subsidiary of Borrower will not be considered an Immaterial Subsidiary if it, as of any date, together with all other Immaterial Subsidiaries, has total assets, as of such date in excess of $500,000 or has total revenues for the most recent twelve-month period in excess of $500,000.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender.

 “Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than accrued expenses and trade payables incurred in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations under Disqualified Stock; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; provided that if such Indebtedness shall not have been assumed by such Person and is otherwise non-recourse to such Person, the amount of such obligation treated as Indebtedness shall not exceed the fair market value of such property or assets; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names and Trade Secrets.

“Intercreditor Agreement” means, if the Refinanced Senior Notes are secured by any Liens on Property of a Credit Party, the Intercreditor Agreement entered into on or before the Refinancing Consummation Date between the Agent and the Refinanced Senior Note Holders (or any agent or trustee for the Refinanced Senior Note Holders, on behalf of such Refinanced Senior Note Holders), which agreement shall be in form and substance reasonably satisfactory to Agent and which shall include, without limitation, an agreement for access to and use by Agent of the Refinanced Senior Note Priority Collateral.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans (including Swing Loans) the first day of each month.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three, or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a)           if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)           any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof.

“IP License” means all Contractual Obligations, whether written or oral, licensing any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

 “Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Agent.

“Letter of Credit” means documentary or standby letters of credit issued for the account of the Borrower by L/C Issuers, and bankers’ acceptances issued by the Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in subsection 1.1(c) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto minus the amount of all cash collateral held by the Agent or the L/C Issuer with respect thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as reasonably determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.  For the avoidance of doubt, “Lien” shall not be deemed to include any IP License.

“Loan” means an extension of credit by a Lender to the Borrower pursuant to Article I, and may be a Base Rate Loan or a LIBOR Rate Loan.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Master Agreement for Standby Letters of Credit, the Master Agreement for Documentary Letters of Credit, the subordination agreement (if any), the Intercreditor Agreement and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Management Agreement” means that certain Advisory Services Agreement dated as of January 9, 2007 between Sponsor or its Affiliates and Holdings, as amended or otherwise modified from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties or financial condition of any Credit Party or the Credit Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien on a material portion of Collateral granted to the Lenders or to Agent for the benefit of the Secured Parties under any of the Collateral Documents.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $5,000,000 in the aggregate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory, as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory delivered to Agent by an appraiser reasonably acceptable to Agent.

“NOLV Factor” means, as of the date of the appraisal of Inventory most recently received by Agent, the quotient of the Net Orderly Liquidation Value of Inventory divided by the book value of Inventory, expressed as a percentage.  The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated appraisal.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Lender that has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for clause (d), and Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note or Swingline Note, and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“OCM” means OCM Mezzanine Fund II, L.P., and any other investment entity controlled or under common control with OCM Mezzanine Fund II, L.P.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Acquisition by (i) a Credit Party (other than Holdings) of substantially all of the assets of a Target, which assets are located in the United States, Mexico or Canada or (ii) a Credit Party (other than Holdings) of 100% of the Stock and Stock Equivalents of a Target organized under the laws of any State in the United States or the District of Columbia or Mexico or Canada, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)           to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 2.2 shall have been satisfied;

(b)           the Borrower shall have notified Agent and Lenders of such proposed Acquisition at least fifteen (15) days prior to the consummation thereof and furnished to Agent and Lenders at least fifteen (15) days prior to the consummation thereof (1) an executed term sheet and/or letter of intent (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the reasonable request of Agent, such other reasonably available information and documents that Agent may request, including, without limitation, executed counterparts (if then executed) of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith (it being understood that documents furnished under this clause (1) are for informational purposes only and are not intended to grant Agent any independent or additional approval rights over the documents so furnished hereunder), (2) pro forma financial statements of the Borrower and its Subsidiaries after giving effect to the consummation of such Acquisition, (3) a certificate of a Responsible Officer of the Borrower demonstrating on a pro forma basis compliance with the covenants set forth in Article VI after giving effect to the consummation of such Acquisition and (4) copies of such other agreements, instruments and other documents as Agent reasonably shall request (to the extent available);

(c)           the Borrower and its Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 4.13 and Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of the seller’s representations, warranties and indemnities to the Borrower or any of its Subsidiaries under the acquisition documents;

(d)           such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(e)           no Default or Event of Default shall then exist or would exist after giving effect thereto;

(f)            average daily Availability shall be not less than $5,000,000 after giving effect to such Acquisition and for the thirty (30) day period preceding such Acquisition;

(g)           the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments) for all Acquisitions consummated during (i) any year shall not exceed $25,000,000 in the aggregate for all such Acquisitions and (ii) the term of this Agreement shall not exceed $50,000,000 in the aggregate for all such Acquisitions (excluding consideration financed with (A) equity issuances, other than issuances of Disqualified Stock, and/or (B) Subordinated Indebtedness); and

(h)           the Target has EBITDA, subject to pro forma adjustments reasonably acceptable to Agent, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than zero

Notwithstanding the foregoing, no Accounts or Inventory acquired by a Credit Party in a Permitted Acquisition shall be included as Eligible Accounts or Eligible Inventory until, following a request by the Borrowers for such Accounts and Inventory to be included in the Borrowing Base, a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion; provided that field examinations and appraisals in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought.

“Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment.  Agent shall provide not less than three (3) Business Days notice to the Borrower of (i) the establishment or modification of a Reserve or (ii) the modification of eligibility criteria set forth in Sections 1.13 and 1.14 (during which period Agent shall engage in good faith discussions with the Borrower regarding such Reserve or eligibility criteria modification, as applicable); provided, that, notwithstanding such notice period, for purposes of calculating Availability for any requested Borrowing after such notice has been issued by Agent, such Reserve or eligibility criteria modification, as applicable, shall be deemed to be immediately in effect.

“Permitted Refinancing” means Indebtedness constituting a refinancing, amendment and/or extension of Indebtedness permitted under Section 5.5 (other than the Existing Senior Notes which shall be refinanced only pursuant to a Permitted Senior Notes Refinancing) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms not materially less favorable to the Credit Parties, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Permitted Senior Notes Refinancing” means Indebtedness constituting a refinancing (including without limitation an amendment and/or extension of the Existing Senior Note Documents) of the Existing Senior Notes that (a) has an aggregate outstanding principal amount not greater than $120,000,000, (b) is not secured by Liens on any assets other than a first priority Lien on the Refinanced Senior Notes Priority Collateral and a second priority lien on the Revolving Priority Collateral (to the extent such Liens are expressly permitted pursuant to the terms of the Intercreditor Agreement), and (c) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended.  For the avoidance of doubt, the Permitted Senior Notes Refinancing may be consummated with proceeds of a Revolving Loan available in accordance with this Agreement, so long as after giving effect to such consummation, Availability shall not be less than $5,000,000.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

“Prior Indebtedness” means the Indebtedness and obligations specified in Schedule 11.1 hereto.

“Prior Lender” means Credit Suisse AG as Administrative Agent and Collateral Agent under that certain First Lien Secured Credit Agreement dated as of January 9, 2007, as amended from time to time.

“Pro Forma EBITDA” means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) fiscal month period for which financial statements are available at the time of the determination thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any, which are expected to be realized, in each case calculated by the Borrower and approved by Agent and Required Lenders.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of ISDA Master Agreement, including any such obligations or liabilities under any ISDA Master Agreement and (c) any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Refinanced Senior Note Documents” means each agreement, instrument or document executed and delivered in connection with the Permitted Senior Notes Refinancing.

“Refinanced Senior Note Holders” means the holders of the Refinanced Senior Notes.

“Refinanced Senior Notes” means the notes (or other Indebtedness) issued after the Closing Date in substitution and replacement of the Existing Senior Notes pursuant to the Refinanced Senior Note Documents.

“Refinanced Senior Notes Priority Collateral” means all Collateral, other than Revolving Priority Collateral, now owned or hereafter acquired (including, without limitation, any of the following property acquired or created after the commencement of any Insolvency Proceeding) to the extent securing Refinanced Senior Notes pursuant to the Refinanced Senior Note Documents, including, for the avoidance of doubt, the following:

(a)           all Equipment, Fixtures, intellectual property and Investment Property (other than any Investment Property to the extent constituting Revolving Priority Collateral or identifiable proceeds of Revolving Priority Collateral), including the capital stock or other equity interests held by Holdings or any other Credit Party that is a Subsidiary of Holdings,

(b)           any fee owned Real Estate;

(c)           except to the extent constituting Revolving Priority Collateral, all Instruments, Documents and General Intangibles;

(d)           all Commercial Tort Claims (other than Commercial Tort Claims to the extent constituting Revolving Priority Collateral); and

(e)           all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, Instruments, Securities, Financial Assets and Deposit Accounts received as proceeds of any Refinanced Senior Notes Priority Collateral.

As used in this definition, capitalized terms which are not otherwise defined in this Agreement shall have the meanings assigned by the UCC.

“Refinancing Consummation Date” means the Business Day occurring no later than December 31, 2011 upon which each of the following conditions has been satisfied or waived in a manner acceptable to Agent in its sole discretion:

(a)           Agent shall have received an executed copy of the Refinanced Senior Note Documents (together with all schedules, exhibits and amendments thereto), certified by an officer of the Borrower as being a true, correct and complete copy thereof, and all Refinanced Senior Note Documents shall be acceptable to Agent in form and substance;

(b)           To the extent the Borrower has granted to any Refinanced Senior Note Holders (or any agent or trustee for such Refinanced Senior Note Holders) a second priority security interest in any of the Revolving Priority Collateral, the Borrower shall have simultaneously granted to Agent, for the benefit of the Secured Creditors, a second priority security interest in the Refinanced Senior Notes Priority Collateral, which security interest shall be in form and substance satisfactory to Agent; and

(c)           Agent shall have received the Intercreditor Agreement duly executed by the Borrower and the Refinanced Senior Note Holders (or any agent or trustee for the Refinanced Senior Note Holders, on behalf of such Refinanced Senior Note Holders).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitments then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Revolving Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Required Revolving Lenders” means at any time (a) Lenders then holding at least sixty six and two-thirds percent (66-2/3%) of the sum of the Aggregate Revolving Loan Commitments then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding at least sixty six and two-thirds percent (66-2/3%) of the sum of the aggregate outstanding amount of Revolving Loans, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case having the force of law and applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves” means, with respect to the Borrowing Base (a) reserves established by Agent from time to time against Eligible Accounts pursuant to Section 1.13 and Eligible Inventory pursuant to Section 1.14, and (b) such other reserves against Eligible Accounts, Eligible Inventory or Availability that Agent may, in its Permitted Discretion, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be an exercise of Agent’s Permitted Discretion.

“Responsible Officer” means the chief executive officer or the president of the Borrower or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief executive officer, chief financial officer, vice president of finance, or the treasurer or assistant treasurer of the Borrower or any other officer having substantially the same authority and responsibility.

“Revolving Lender” means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Swing Loans.)

“Revolving Note” means a promissory note of the Borrower payable to a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Commitment of such Lender.

“Revolving Priority Collateral” means all of the following personal property, now owned or hereafter acquired (including, without limitation, any of the following property acquired or created after the commencement of any Insolvency Proceeding) and wherever located, consisting of the following:

(a)           all Accounts and all rights to receive payments, indebtedness and other obligations (whether or not earned by performance, and whether constituting an

Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document, Investment Property or General Intangible) which arise as a result of the (i) sale, lease, license, assignment or other disposal of Inventory, Goods or merchandise, (ii) provision of services, (iii) incurrence of a secondary obligation or (iv) use of a credit or charge card or information contained on or for use with such a card, including the right to payment of any interest or finance charges, together with all rights of the Credit Parties, if any, in any Goods or other property giving rise to such right to payment;

(b)           all Chattel Paper (including all Electronic Chattel Paper and all Tangible Chattel Paper);

(c)           all Inventory;

(d)           all Payment Intangibles arising under or related to clauses (a), (b), (c) and (e) hereof, Intercompany Notes (as defined herein) and corporate and other tax refunds;

(e)           all collection accounts, Deposit Accounts, disbursement accounts, lock-boxes, Securities Accounts and Commodity Accounts (excluding any identifiable amounts properly deposited therein from Refinanced Senior Notes Priority Collateral) and any Money, cash, “Cash Equivalents” (as defined herein), Payment Intangibles, promissory notes, contracts, bonds, debt securities and financial assets in, or credited to, any such accounts, in each case, received in connection with the foregoing clauses (a) through (d) and this clause (e) (excluding for the sake of clarity, all capital stock or other equity interests other than capital stock or equity interests received as settlement of Accounts or Inventory or otherwise constituting proceeds of the foregoing clauses (a) through (d) hereof);

(f)            to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses, all General Intangibles, Instruments (including, without limitation, Promissory Notes), Documents, insurance policies (regardless of whether Agent is the loss payee thereof), Letter-of-Credit Rights, Commercial Tort Claims and Supporting Obligations;

(g)           all books and Records related to the foregoing (including, without limitation, customer lists, files, correspondence, tapes, computer programs, printouts and computer records);

(h)           all collateral and guarantees given by any other Person with respect to any of the foregoing; and

(i)            all products, proceeds, accessions, rents, profits and Supporting Obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory and accounts of any Grantor and business interruption insurance.

As used in this definition, capitalized terms which are not otherwise defined in this Agreement shall have the meanings assigned by the UCC.

“Revolving Termination Date” means the earlier to occur of: (a) December 31, 2011; provided, upon the occurrence of the Refinancing Consummation Date, such date shall be automatically extended to the earlier to occur of:  (i) March 24, 2015 and (ii) the date which is four (4) calendars months prior to the maturity date of the Refinanced Senior Notes; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person on a going-concern basis (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature in the normal course of business and (c) such Person is not engaged in a business or transaction and is not about to engage in a business or transaction for which such Person’s property would constitute unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Event of Default” means the occurrence of any of:  (i) a Credit Party’s failure to perform or observe any covenant contained in Article VI, (ii) an event specified in subsection 7.1(f) or 7.1(g) or (c) any other event specified as an Event of Default under Section 7.1 which continues unremedied for a period of forty-five (45) days after the earlier to occur of (A) the date upon which a Responsible Officer of any Credit Party becomes aware of such Event of Default or (B) the date upon which written notice thereof is given to the Borrower by Agent or Required Lenders.

“Sponsor” means Olympus Growth Fund IV L.P., a Delaware limited partnership (“Olympus”), Olympus Executive Fund L.P., Olympus Co-Invest Fund IV L.P., and any other fund managed by Olympus Advisory Partners, Inc. and any funds controlled by or under common control with Olympus.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent including, without limitation, Indebtedness incurred in connection with Acquisitions permitted hereunder.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Swingline Commitment” means $2,000,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder.

“Swingline Note” means a promissory note of the Borrower payable to the Swingline Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to the Swingline Lender resulting from the Swing Loans made to the Borrower by the Swingline Lender.

“Swingline Request” has the meaning specified in clause (ii) of subsection 1.1(d).

“Swing Loan” has the meaning specified in clause (i) of subsection 1.1(d).

“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Credit Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.

11.2         Other Interpretive Provisions.

(a)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)           The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)           Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)           Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)           Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)            Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3         Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  If any change in GAAP (including International Financial Reporting Standards) results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then the Borrower, the Agent and the Required Lenders agree to negotiate in good faith to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluation of the Borrower’s financial condition shall be the same after such change in GAAP as if such change had not been made; provided that no change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrower, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”  In addition, the financial ratios and related definitions set forth in the Loan Documents shall be computed to exclude the application of FAS 133, FAS 150 or FAS 123r (to the extent that the pronouncements in FAS 123r result in recording an equity award as a liability on the Consolidated balance sheet of Holdings and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity).  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4         Payments.  Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer.  Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

WII COMPONENTS, INC.

By:	/s/ Dale Herbst
Name:	Dale Herbst
Title:	Chief Financial Officer
FEIN:	73-1662631

Address for notices:
525 Lincoln Avenue SE
St. Cloud, MN 56304

Attn:	Dale Herbst
Facsimile:	320-656-2199

Address for wire transfers:
525 Lincoln Avenue SE
St. Cloud, MN 56304

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GUARANTORS

WII HOLDING, INC.

By:	/s/ Dale Herbst
Name:	Dale Herbst
Title:	Chief Financial Officer
FEIN:	20-8016379

Address for notices:
525 Lincoln Avenue SE
St. Cloud, MN 56304

Attn:	Dale Herbst
Facsimile:	320-656-2199

WOODCRAFT INDUSTRIES, INC.

By:	/s/ Dale Herbst
Name:	Dale Herbst
Title:	Chief Financial Officer
FEIN:	41-0735706

Address for notices:
525 Lincoln Avenue SE
St. Cloud, MN 56304

Attn:	Dale Herbst
Facsimile:	320-656-2199

BRENTWOOD ACQUISITION CORP.,

By:	/s/ Dale Herbst
Name:	Dale Herbst
Title:	Chief Financial Officer
FEIN:	06-1638791

[Signature Page to Credit Agreement]

Address for notices:
525 Lincoln Avenue SE
St. Cloud, MN 56304

Attn:	Dale Herbst
Facsimile:	320-656-2199

PRIMEWOOD, INC.

By:	/s/ Dale Herbst
Name:	Dale Herbst
Title:	Chief Financial Officer
FEIN:	41-0319765

Address for notices:
525 Lincoln Avenue SE
St. Cloud, MN 56304

Attn:	Dale Herbst
Facsimile:	320-656-2199

[Signature Page to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and as a Lender

By:	/s/ Pamela Eskra
Name: Pamela Eskra
Title: Duly Authorized Signatory

Address for Notices:

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Woodcraft Account Manager
Facsimile: (312) 441-7211

With a copy to:

General Electric Capital Corporation
401 Merritt 7
Norwalk, CT 06851
Attn: Barbara Gould
Facsimile: (203) 956-4216

And

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attn: Andrew Packer
Facsimile: (312) 441-6876

[Signature Page to Credit Agreement]

Address for payments:

ABA No. 021-001-033
Account Number 50279791
Deutsche Bank Trust Company Americas
New York, New York
Account Name: GECC/CAF DEPOSITORY
Reference: CFK1566 WII Components, Inc.

[Signature Page to Credit Agreement]

Schedule 1.1(b)

Revolving Loan Commitments

General Electric Capital Corporation	$20,000,000

EXHIBIT 1.1(c)
TO
CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST

[NAME OF L/C ISSUER], as L/C Issuer
under the Credit Agreement referred to below

Attention:

                              , 20

Re:          WII Components, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of March 24, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, WII Holding, Inc., as a Credit Party, the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 1.1(c) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $          , to be issued on             ,           (the “Issue Date”) with an expiration date of            ,       .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i)            the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date;

1

(ii)           no Default or Event of Default has occurred and is continuing; and

(iii)          the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Balance.

WII COMPONENTS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO LETTER OF CREDIT REQUEST DATED                ,       ]

EXHIBIT 1.1(d)

TO

CREDIT AGREEMENT

FORM OF SWINGLINE REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent under the Credit Agreement referred to below

500 West Monroe Street

Chicago, Illinois  60661

Attn:      Portfolio Manager —

                      ,

Re:          WII Components, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of March 24, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each other “Credit Party” that is a party thereto, the Lenders, L/C Issuer party thereto and General Electric Capital Corporation, as agent for the Lenders.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to Section 1.1(d) of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets for the following information:

A.            The date of the Proposed Advance is              ,        (the “Funding Date”).

B.            The aggregate principal amount of Proposed Advance is $            .

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:

(i)            the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date;

(ii)           the aggregate principal amount of all Revolving Loans does not exceed the Maximum Revolving Loan Balance; and

(iii)          no Default or Event of Default is continuing.

Sincerely,

WII COMPONENTS, INC., a Delaware corporation, as the Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO SWINGLINE REQUEST DATED                ,       ]

EXHIBIT 1.6
TO
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION OR CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

                        ,

Attention:

Re:          WII Components, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of March 24, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, WII Holding, Inc., as a Credit Party, the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following:

(i)            a continuation, on             ,       , as LIBOR Rate Loans having an Interest Period of           months of Revolving Loans in an aggregate outstanding principal amount of $               having an Interest Period ending on the proposed date for such continuation;

(ii)           a conversion, on               ,        , to LIBOR Rate Loans having an Interest Period of           months of Revolving Loans in an aggregate outstanding principal amount of $             ; and

(iii)          a conversion, on               ,        , to Base Rate Loans, of Revolving Loans in an aggregate outstanding principal amount of $               .

1

In connection herewith, the undersigned hereby certifies that, except as set forth on Schedule A attached hereto, no Default or Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before any date for any proposed conversion or continuation set forth above.

WII COMPONENTS, INC.

By:
Name:
Title:

NOTICE OF CONVERSION OR CONTINUATION
FOR WII COMPONENTS, INC.’S CREDIT AGREEMENT

2

EXHIBIT 2.1
TO
CREDIT AGREEMENT

CLOSING CHECKLIST

[To be attached.]

EXHIBIT 4.2(b)

TO
CREDIT AGREEMENT

COMPLIANCE CERTIFICATE

WII COMPONENTS, INC.

Date:                  , 201

This Compliance Certificate (this “Certificate”) is given by WII Components, Inc., a Delaware corporation (“Borrower”), pursuant to subsection 4.2(b) of that certain Credit Agreement dated as of March 24, 2011 among the Borrower, the other Credit Parties party thereto, General Electric Capital Corporation, as administrative agent (in such capacity, “Agent”), and as a Lender, and the additional Lenders party thereto (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower.  By executing this Certificate, such officer hereby certifies to Agent, the Lenders and the L/C Issuer, on behalf of the Borrower, that:

(a)           the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete in all material respects and fairly present, in all material respects, in accordance with GAAP (other than as permitted in the Credit Agreement), the financial position and the results of operations of the Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b)           to such officer’s knowledge, no Default or Event of Default [except as specified on the written attachment hereto] is in existence as of the date hereof;

[(c)          Exhibit A hereto is a correct calculation of the financial covenant contained in Article VI of the Credit Agreement [only required to be provided following the occurrence and continuance of a Fixed Charge Trigger Event]]; and

(d)           since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party has:

(i)            changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                                                 ;

(ii)           acquired the assets of, or merged or consolidated with or into, any Person, except as follows:                                                                               ; or

(iii)          changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                                                                               .

(e)           since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, no Credit Party is contesting any tax liabilities, assessments, governmental charges or levies upon it or its Property in excess of $250,000 in the aggregate, except as follows:                                                                               , in the amount of $                        .

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its Responsible Officers this              day of                         , 201   .

WII COMPONENTS, INC.

By:
Its:

Note:  Unless otherwise specified, all financial covenants are calculated for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

EXHIBIT A TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Covenant 6.1 Fixed Charge Coverage*

Fixed Charge Coverage is defined as follows:

Cash Flow (per Exhibit B)	$

Fixed Charges:

Net Interest Expense (per Exhibit B)	$

Plus: Scheduled principal payments of Indebtedness during such period

Earnouts payable in cash during such period

Taxes on or measured by income, sales or capital (including, without limitation, all federal, state, local, withholding, franchise, foreign and similar taxes) paid or payable in cash during such period plus, without duplication, Tax Distributions described in subsection 5.11(c) of the Credit Agreement

Fixed Charges	$

Fixed Charge Coverage (Cash Flow divided by Fixed Charges)

Required Fixed Charge Coverage

In Compliance	Yes/No

*              Calculation only required following the occurrence and continuance of a Fixed Charge Trigger Event.

1

EXHIBIT B TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Calculation of EBITDA

EBITDA is defined as follows (in each case, without duplication):

Net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP (subject to normal year end adjustments)	$

Excluding:

(a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person

(b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries

(c) the proceeds of any life insurance policy

(d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets of the Borrower and its Subsidiaries, in accordance with GAAP

(e) any other extraordinary or non-recurring gains or losses of the Borrower or its Subsidiaries, in accordance with GAAP

(f) the effects of purchase accounting required or permitted by GAAP in connection with any Permitted Acquisitions (including any future expenses associated with such adjustment)

Net income (or loss) after exclusions:	$

Plus: All amounts deducted in calculating net income (or loss) for

2

depreciation or amortization (including, without limitation, amortization of goodwill and other intangible assets) for such period

Interest expense (less interest income) and amortization of debt discount or deferred financing costs and debt issuance costs and commissions, discounts and other fees, costs, expenses and charges associated with Indebtedness (including the Loans) and other fees, costs, expenses and charges associated with Indebtedness deducted in calculating net income (or loss) for such period

Write-offs of debt discount or deferred financing costs and debt issuance costs and commissions, discounts and other fees, costs, expenses and charges associated with Indebtedness (including the Loans), to the extent deducted in calculating net income (or loss) for such period

All taxes on or measured by income, sales or capital (including, without limitation, all federal, state, local, withholding, franchise, foreign and similar taxes) to the extent deducted in calculating net income (or loss) for such period

All non-cash charges, losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of good will, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains) and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory

Fees and expenses incurred in connection with (a) the negotiation, execution and delivery on the Closing Date of the Loan Documents and (b) the Loan Documents after the Closing Date (including, without limitation, in connection with any amendment, waiver or other modification of the Loan Documents), to the extent deducted in the calculation of net income (or loss) for such period

3

Fees and expenses paid in connection with the Permitted Senior Notes Refinancing, to the extent deducted in calculating net income (or loss) for such period

All cash proceeds from business interruption insurance to the extent not already included in calculating net income (or loss) for such period

During any period in which any Existing Senior Notes (or Refinanced Senior Notes which constitute public indebtedness) are outstanding, fees, costs and expenses (including advisory, legal and reporting costs) associated with such public indebtedness, to the extent (i) deducted in calculating net income (or loss) for such period and (ii) such fees, costs and expenses do not exceed $200,000 in the aggregate during such period

Costs, fees, expenses and charges in connection with any actual or proposed (including such transactions that fail to close, but had they closed would have constituted a Permitted Acquisition) Permitted Acquisition (including any debt or equity issuance in connection therewith) and any actual or proposed issuances of Stock, Stock Equivalents and Indebtedness, each to the extent permitted under the Loan Documents, to the extent (i) deducted in calculating net income (or loss) for such period and (ii) such costs, fees, expenses and charges do not exceed $3,000,000 in the aggregate during such period

Net loss (or gain) on early extinguishment of debt, to the extent deducted in calculating net income (or loss) for such period

Cash charges and expenses in connection with employee or management relocation or severance costs, including, without limitation, related to Permitted Acquisitions and investments and dispositions permitted hereunder, all determined in accordance with GAAP, to the extent (i) deducted in calculating net income (or loss) for such period and (ii) such cash charges and expenses do not exceed $500,000 in the aggregate during such period

EBITDA	$

4

EXHIBIT B TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Calculation of Cash Flow

EBITDA for the applicable period of measurement	$

Less: Unfinanced Capital Expenditures, which are defined as follows:

The aggregate of all capital expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP

$

Less:                  To the extent included above, all insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss

To the extent included above, the net purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of existing equipment (net of the trade-in value or sale proceeds of the existing equipment)

To the extent included above, amounts paid as the purchase price for a Target in a Permitted Acquisition

Capital Expenditures

Less: Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures

Less: Restricted Payments described in subsection 5.11(b) paid in cash during such period

Cash Flow (used in calculation of Fixed Charge Coverage)	$

EXHIBIT B TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Calculation of Net Interest Expense

Net Interest Expense:

Gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates), in each case to the extent treated as interest in accordance with GAAP) for Borrower and its Subsidiaries on a consolidated basis

$

Less: Interest income for such period	$

Net Interest Expense (used in calculation of Fixed Charge Coverage)	$

EXHIBIT 11.1(a)
TO
CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between             (“the Assignor”) and                (“the Assignee”).

The parties hereto hereby agree as follows:

Borrower:	WII Components, Inc., a Delaware corporation (the “Borrower”)

Agent:	General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, “Agent”)

Credit Agreement:

Credit Agreement, dated as of March 24, 2011, among the Borrower, WII Holding, Inc. as a Credit Party, the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ](1)

Effective Date:	, (2)

(1)           Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

(2)                                 To be filled out by Agent upon entry in the Register.

2

Loan/ Commitment Assigned(3)	Aggregate amount of Commitments or principal amount of Loans for all Lenders(5)	Aggregate amount of Commitments(4) or principal amount of Loans Assigned(5)	Percentage Assigned(6)
	$	$	.	%
	$	$	.	%
	$	$	.	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

(3)           Fill in the appropriate defined term for the type of Loan and/or Commitment under the Credit Agreement that are being assigned under this Assignment.  (e.g., “Revolving Loan Commitment”)

(4)                                 In the case of the Revolving Loan Commitment, including Revolving Loans and interests, participations and obligations to participate in Letter of Credit Obligations and Swing Loans.

(5)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.  The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

(6)                                 Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility.  This percentage is set forth for informational purposes only and is not intended to be binding.  The assignments are based on the amounts assigned not on the percentages listed in this column.

3

Section 1.               Assignment.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.               Representations, Warranties and Covenants of Assignors.  Assignor (a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3.               Representations, Warranties and Covenants of Assignees.  Assignee (a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of             , a Lender and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement (b) appoints and authorizes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan

4

Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.1(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.               Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by Agent and (ii) the recording of this Assignment in the Register.  Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.               Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.               Distribution of Payments.  On and after the Effective Date, Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.               Miscellaneous.  (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby.  This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)           On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, Agent and their Related Persons and their successors and assigns.

(c)           This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of Illinois.

5

(d)           This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

6

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office for Eurodollar Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE FOR ASSIGNMENT FOR WII COMPONENTS, INC.’S CREDIT AGREEMENT]

ACCEPTED and AGREED

this       day of            ,       :

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent

By:
Name:
Title:

WII COMPONENTS, INC.(7)

By:
Name:
Title:

(7)           Include only if required pursuant to Section 9.9 of the Credit Agreement.

[SIGNATURE PAGE FOR ASSIGNMENT FOR WII COMPONENTS, INC.’S CREDIT AGREEMENT]

EXHIBIT 11.1(b)
TO
CREDIT AGREEMENT

BORROWING BASE CERTIFICATE

WII COMPONENTS, INC.

Date:                , 201

This Borrowing Base Certificate (this “Certificate”) is given by WII Components, Inc., a Delaware corporation (“Borrower”), pursuant to subsection 4.2(d) of that certain Credit Agreement dated as of March 24, 2011 among Borrower, WII Holding, Inc., as a Credit Party, the other Credit Parties party thereto, General Electric Capital Corporation, as administrative agent (in such capacity, “Agent”), as L/C Issuer and as a Lender, and the additional Lenders party thereto (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By executing this Certificate, such officer hereby certifies to Agent, Lenders and L/C Issuer, on behalf of Borrower, that:

(a)                                  Attached as Exhibit A is a schedule of the Borrowing Base of Borrower and its Subsidiaries as of the above date and the calculations made with respect thereto;

(b)                                 Based on such schedule, the Borrowing Base as of the above date is:

$

[Signature Page Follows]

2

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its Responsible Officers this           day of                     , 201     .

WII COMPONENTS, INC.

By:
Title:

[SIGNATURE PAGE TO BORROWING BASE CERTIFICATE DATED                    ,      ]

EXHIBIT A TO EXHIBIT 11.1(b)

BORROWING BASE CERTIFICATE

[Excel spreadsheet re: Borrowing Base calculations to be attached.]

EXHIBIT 11.1(c)
TO
CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

                           ,

Attention:

Re:          WII Components, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of March 24, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, WII Holding, Inc., as a Credit Party party thereto, the other Credit Parties, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A.            The date of the Proposed Borrowing is                  ,         (the “Funding Date”).

B.            The aggregate principal amount of requested Revolving Loans is $             , of which $             consists of Base Rate Loans and $                consists of LIBOR Rate Loans having an initial Interest Period of               months.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i)            the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date;

(ii)           no Default or Event of Default has occurred and is continuing; and

(iii)          the aggregate outstanding amount of Revolving Loans does not exceed the Maximum Revolving Loan Balance.

WII COMPONENTS, INC.

By:
Name:
Title:

EXHIBIT 11.1(d)
TO
CREDIT AGREEMENT

FORM OF REVOLVING LOAN NOTE

Lender: [NAME OF LENDER]	Chicago, Illinois
Principal Amount: $	, 201

FOR VALUE RECEIVED, the undersigned, WII Components, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of March 24, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, WII Holding, Inc., as a Credit Party, the other Credit Parties party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction),  9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

1

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois.

[Remainder of page intentionally left blank;

signature page follows]

[$             ] REVOLVING LOAN NOTE
OF WII COMPONENTS, INC. FOR THE BENEFIT OF [NAME OF LENDER]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

WII COMPONENTS, INC.

By:
Name:
Title:

[$              ] REVOLVING LOAN NOTE
OF WII COMPONENTS, INC. FOR THE BENEFIT OF [NAME OF LENDER]

3

EXHIBIT 11.1(e)
TO
CREDIT AGREEMENT

FORM OF SWINGLINE NOTE

Chicago, Illinois
Swingline Lender: [NAME OF SWINGLINE LENDER]
Principal Amount: $	, 201

FOR VALUE RECEIVED, the undersigned, WII Components, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Swingline Lender set forth above (the “Swingline Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement referred to below) of the Swingline Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Swingline Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of March 24, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the other Credit Parties party thereto, the Lenders, the L/C Issuer, the Swingline Lender and General Electric Capital Corporation, as administrative agent for the Lenders and L/C Issuer.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Swing Line Loans by the Swingline Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Swingline Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction),  9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois.

[Remainder of page intentionally left blank;

signature page follows]

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

WII COMPONENTS, INC., a Delaware corporation

By:
Name:
Title:

[$              ] SWINGLINE NOTE
OF WII COMPONENTS, INC. FOR THE BENEFIT OF [NAME OF LENDER]

3

SCHEDULES TO

CREDIT AGREEMENT

Dated as of March 24, 2011

by and among

WII COMPONENTS, INC.,
as the Borrower,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,
for itself, as a Lender and Swingline Lender and as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

****************************************

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger and Bookrunner

1

Schedule 3.5

Litigation

None.

2

Schedule 3.9

Ownership of Property

WII HOLDING, INC.

None.

WII COMPONENTS, INC.

None.

WOODCRAFT INDUSTRIES, INC.

Street Address	Owned or Leased?
525 Lincoln Avenue SE, St. Cloud, MN 56304	Owned

522 Lincoln Avenue SE, St. Cloud, MN 56304	Owned

145 Main Street, Foreston, MN 56330	Owned

434 Scotty’s Way, Bowling Green, KY 42103	Owned

62 Grant Road, Greenville, PA 16125	Owned

131 Grand Valley Avenue, Orwell, OH 44076	Owned

15351 South State Avenue, Middlefield, OH 44062	Leased

15285 South State Avenue, Middlefield, OH 44062	Leased

93 Fairgrove Church Rd SE Conover, NC 28613	Leased

BRENTWOOD ACQUISITION CORP.

Street Address (including zip code)	Is Location Owned or Leased?
453 Industrial Way, Molalla, OR 97038	Owned

3

PRIMEWOOD, INC.

Street Address (including zip code)	Is Location Owned or Leased?
2217 North 9th Street, Wahpeton, ND 58075	Owned

4th & Kansas, Lansing, KS 66043	Leased

14500 Parallel, Suite T, Basehor, KS 66007	Leased

360 Robert C. Byrd Industrial Park, Moorefield, WV, 26836	Leased

4

Schedule 3.11(a)

Historical Financial Statements

See attached.

5

Schedule 3.12

Environmental

None.

6

Schedule 3.15

Labor Relations

None.

7

Schedule 3.16

Intellectual Property

I.                                         Patents

Grantor	Patent Titles	Country	Patent No.	Applic. No.	Filing Date	Issue Date
Woodcraft Industries, Inc.		USA		29/223,864	2/18/2005

II.                                     Trademarks

Grantor	Domain Name Agreement/Trademark	Country/State	Serial No. Filed	Reg. No. Registered
Woodcraft Industries, Inc.	WOODCRAFT INDUSTRIES INC. WI Design	USA	73/590,968 3/31/86	1,439,160 5/12/87
Brentwood Acquisition Corp.	Design Only (Stylized Oak Tree)	Oregon		T31230 1/16/97
PrimeWood, Inc.	PRIMEWOOD	USA	74/270,461 4/29/92	1,854,670 9/20/94

III.                                 Copyrights

Grantor	Title of Work	Country	Title	Reg. No.	Applic. No.	Issue Date
Woodcraft Industries, Inc.	HARDWOOD CHARACTERISTICS; A Guide for the Cabinet and Furniture Industries	USA		TX-3-621-818		8/5/1993

IV.                                Domain Names

Grantor	Domain Name Agreement/Trademark	Country/State	Registration Date	Expiration Date
Woodcraft Industries, Inc.	www.woodcraftind.com	USA
Dimension Moldings, Inc.	www.dmoldings.com	USA
Brentwood Acquisition Corp.	www.brentwoodinc.net	USA
Woodcraft Industries, Inc. (f/k/a Grand Valley Acquisition, Inc.)	www.gvdc.biz	USA
Woodcraft Industries, Inc. (f/k/a Grand Valley Acquisition, Inc.)	www.gvdc.net	USA

8

Schedule 3.18

Insurance

1.               See attached.

2.               Workers Compensation in North Dakota.

3.               Workers Compensation in Ohio.

4.               State funded Workers Compensation in Oregon.

9

Schedule 3.19

Ventures, Subsidiaries and Affiliates; Outstanding Stock

Credit Party	Shareholder and Stock Information

WII Components, Inc.	100 shares of common stock are issued and outstanding and are owned of record by WII Holding, Inc.

Woodcraft Industries, Inc.	100 shares of common stock are issued and outstanding and are owned of record by WII Components, Inc.

Brentwood Acquisition Corp.	100 shares of common stock are issued and outstanding and are owned of record by Woodcraft Industries, Inc.

PrimeWood, Inc.	1 share of common stock is issued and outstanding and is owned of record by Woodcraft Industries, Inc.

10

WII Holding, Inc.

Stockholder	Common Stock	%
Olympus Growth Fund IV, L.P.	139,678.184	81.3242%
Olympus Executive Fund, L.P.	395.231	0.2301%
OCM Mezzanine Fund II, L.P.	29,713.910	17.3002%
John Fitzpatrick	956.015	0.5566%
Dale Herbst	218.818	0.1274%
John Sleva	195.126	0.1136%
Lynn McClintock	120.693	0.0703%
Paul Becker	204.605	0.1191%
Joe Beyer	173.931	0.1013%
Mark Borski	42.950	0.0250%
Steve Leabch	41.268	0.0240%
Sheila M. Krogman	0.561	0.0003%
Charles H. Koenig	0.953	0.0006%
Peter Sorenson	0.561	0.0003%
Kenneth Terfehr	0.561	0.0003%
Jeffrey Neiber	1.401	0.0008%
Dave Knapp	0.841	0.0005%
David Forst	0.841	0.0005%
Kevin Bekius	0.561	0.0003%
Steve Lutgen	0.561	0.0003%
Kevin Smith	0.392	0.0002%
Rich Hagen	0.561	0.0003%
Scott Anderson	0.673	0.0004%
Paul Zech	0.841	0.0005%
Brian Ritchey	1.233	0.0007%
John Clarin	0.561	0.0003%
Michelle Kilanowski	0.953	0.0006%
Tammy Mollet	0.561	0.0003%
Dan Miller	0.561	0.0003%
Mark Sytsma	0.280	0.0002%
Douglas House	0.280	0.0002%
Darren Thom	0.280	0.0002%
Total	171,754.745	100.0000%

11

Organizational Chart

12

Schedule 3.20

Jurisdiction of Organization; Chief Executive Office

Name of Credit Party/Chief Executive Office and Principal Place of Business	Jurisdiction of Organization	Organizational I.D. Number	Prior Name
WII Holding, Inc. 525 Lincoln Avenue SE St. Cloud, MN 56304	Delaware	4254755	WII Merger Parent Corp. (merged into WII Holding, Inc.)

WII Components, Inc. 525 Lincoln Avenue SE St. Cloud, MN 56304	Delaware	3635791	WII Merger Corporation (merged into WII Components, Inc.)

Woodcraft Industries, Inc. 525 Lincoln Avenue SE St. Cloud, MN 56304	Minnesota	N-369	Grand Valley Acquisition, Inc. (merged into Woodcraft Industries, Inc.)

Brentwood Acquisition Corp. 453 Industrial Way Molalla, OR 97038	Minnesota	12G-444	N/A

PrimeWood, Inc. 2217 North 9th Street Wahpeton, ND 58075	North Dakota	1875700	N/A

13

Schedule 3.21

Locations of Inventory, Equipment and Books and Records

WII HOLDING, INC.

None.

WII COMPONENTS, INC.

None.

WOODCRAFT INDUSTRIES, INC.

Street Address (including zip code)	Description of Collateral Located at This Address
525 Lincoln Avenue SE, St. Cloud, MN 56304	Inventory, Equipment, Books and Records

522 Lincoln Avenue SE, St. Cloud, MN 56304	Inventory, Equipment, Books and Records

145 Main Street, Foreston, MN 56330	Inventory, Equipment, Books and Records

434 Scotty’s Way, Bowling Green, KY 42103	Inventory, Equipment, Books and Records

62 Grant Road, Greenville, PA 16125	Inventory, Equipment, Books and Records

131 Grand Valley Avenue, Orwell, OH 44076	Inventory, Equipment, Books and Records

15351 South State Avenue, Middlefield, OH 44062	Inventory, Equipment, Books and Records

15285 South State Avenue, Middlefield, OH 44062	Inventory, Equipment, Books and Records

93 Fairgrove Church Rd SE Conover, NC 28613	Inventory, Equipment, Books and Records

BRENTWOOD ACQUISITION CORP.

Street Address (including zip code)	Description of Collateral Located at This Address
453 Industrial Way, Molalla, OR 97038	Inventory, Equipment, Books and Records

14

PRIMEWOOD, INC.

Street Address (including zip code)	Description of Collateral Located at This Address
2217 North 9th Street, Wahpeton, ND 58075	Inventory, Equipment, Books and Records

4th & Kansas, Lansing, KS 66043	Inventory and Equipment

14500 Parallel, Suite T, Basehor, KS 66007	Inventory

360 Robert C. Byrd Industrial Park, Moorefield, WV, 26836	Inventory and Equipment

Collateral in Possession of Another Person

Name of Obligor	Name and Address of Person in possession of Collateral	Description of Collateral	Relationship
Woodcraft Industries, Inc.	Brunk Corporation 803 Logan St. Goshen, IN 46528	Inventory	Bailee

Woodcraft Industries, Inc.	Paramount Storage 10 Hutchings St. Winnipeg, MB R2C2Z2	Inventory	Bailee

Woodcraft Industries, Inc.	Nordica Warehouse, LLC 2101 East 39th St. N Sioux Falls, SD 57118-4410	Inventory	Bailee

Woodcraft Industries, Inc.	Southern Finishing Company 801 East Church Street Martinsville, VA 24112	Inventory	Consignee

PrimeWood, Inc.	Southern Finishing Company 801 East Church Street Martinsville, VA 24112	Inventory	Consignee

15

Schedule 3.22

Deposit Accounts and Other Accounts

Grantor	Type of Account	Name and Address of Bank	Account Number
Woodcraft Industries, Inc.	General Account	US Bank Attn: Julie Whitney 1010 St. Germain Street West St. Cloud, MN 56301	1-495-1017-4050

	Employee Reimbursement - Foreston		1-495-1017-5537
	Employee Reimbursement - Bowling Green		1-495-0000-8565
	Employee Reimbursement		1-047-5579-2538
	Commercial Paper Investment Sweep		2-731-0132-3015
	Controlled Disbursement		1-500-8065-0859

PrimeWood, Inc.	General		1-047-5579-2819
	Controlled Disbursement		1-500-8065-0982
	Merchant Credit Card		8016058300

Brentwood Acquisition Corp.	General		1-536-9138-1823
	Payroll		1-536-9138-1831
	Merchant Credit Card		1-536-9138-1864

16

Schedule 3.23

Government Contracts

None.

17

Schedule 3.25

Bonding; Licenses

1.                                       Bond by and between Warrant Rural Electric Cooperative and Wood Craft Industries, Inc.

18

Schedule 5.1

Liens

JURISDICTION AND SEARCHED THRU	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Minnesota search thru 2/23/2011	UCC	201020550535 6/11/2010	Brentwood Acquisition Corp. PO Box 265 Molalla, OR 97038	Les Schwab Tire Centers of Portland, Inc. 31291 S Hwy 213 Molalla, OR 97038	Debtor grants secured party, pursuant to a contractual Security Agreement, a security interests in all present and future products and goods purchased from secured party and proceeds related thereto.
Oregon Secretary of State searched through 3/8/2-11	UCC	7586300	Brentwood Acquisition Corp. PO Box 265 Molalla, OR 97038	Dell Financial Services L.P. 12234 N. IH, Bldg. B Austin, Texas 78753	Leased equipment.
Secretary of State, North Dakota searched thru 2/25/2011	UCC	07-000364473-5 1/29/2007	Primewood, Inc. 2217 9th Street N Wahpeton, ND 58075	U.S. Bancorp Equipment Finance, Inc. P.O. Box 230789 Portland, OR 87281

Together with all replacements, parts, repairs, additions, accessions and accessories incorporated therein or affixed or attached thereto and any and all proceeds of the foregoing, including without limitation, insurance recoveries.  Any receipt of proceeds of the collateral by another secured party violates the rights of secured party.

Secretary of State, North Dakota searched thru 2/25/2011	UCC	09-000509633-1 1/27/2009	Primewood, Inc. 2217 9th Street N Wahpeton, ND 58075	Reardon Office Equipment, Inc. 1102 Main Ave. Moorhead, MN 56560	Owned equipment listed in the financing statement, along with all proceeds relating to any of the foregoing, including insurance, general intangibles and accounts proceeds.
Secretary of State, Minnesota search thru 2/23/2011	UCC	20039576421 11/24/2003	Woodcraft Industries, Inc. 525 Lincoln Ave., SE Saint Cloud, MN 56304	Banc of America Leasing & Capital, LLC 2059 Northlake Parkway 4 South Tucker, GA 30084	Owned property listed in the financing statement.
Secretary of State, Minnesota search thru 2/23/2011	CONT	20081396884 11/21/2008			Continuation of #20039576421.

19

JURISDICTION AND SEARCHED THRU	FILING TYPE	FILE NUMBER & DATE	DEBTOR	SECURED PARTY	COLLATERAL DESCRIPTION
Secretary of State, Minnesota search thru 2/23/2011	UCC	200715053435 1/10/2007	Woodcraft Industries, Inc. 525 Lincoln Ave., SE Saint Cloud, MN 56304	U.S. Bancorp Equipment Finance, Inc. P.O. Box 2177 Tualatin, OR 97062	Kiln and other various equipment.
Secretary of State, Minnesota search thru 2/23/2011	UCC	200810713884 2/25/2008	Woodcraft Industries, Inc. 131 Grand Valley Ave Orwell, OH 44076	US Bancorp 1310 Madrid Street Marshall, MN 56258	Owned equipment.
Secretary of State, Minnesota search thru 2/23/2011	UCC	200914714741 1/26/2009	Woodcraft Industries Inc. 522 Lincoln Ave., SE Saint Cloud, MN 56304	Carlson Systems LLC 10840 Harney Street Omaha, NE 68154	Fastening Tools.
Secretary of State, Minnesota search thru 2/23/2011	UCC	200916436770 6/15/2009	Woodcraft Industries, Inc. 62 Grant Rd Greenville, PA 16125	US Bancorp 1310 Madrid Street Marshall, MN 56258	Owned equipment.
Secretary of State, Minnesota search thru 2/23/2011	UCC	200918128359 11/24/2009	Woodcraft Industries, Inc. 525 Lincoln Ave., SE Saint Cloud, MN 56304	US Bancorp 1310 Madrid Street Marshall, MN 56258	Owned equipment.

20

Schedule 5.4

Investments

None.

21

Schedule 5.5

Indebtedness

1.             Borrower’s 10% Senior Unsecured Notes due 2012 issued under the Indenture, dated as of February 18, 2004, among the Company, the Subsidiary Loan Guarantors (as defined therein) and U.S. Bank National Association, as trustee (as from time to time amended, amended and restated, modified, supplemented or refinanced).

2.             Amended and Restated Intercompany note made by Holdings in favor of Borrower evidencing a revolving credit in the maximum amount not to exceed $1,000,000.

3.             Indebtedness under that certain Note Exchange Agreement, dated as of December 30, 2010, among WII Holding, Inc. and the Purchasers (as defined therein).

4.             Put option right of John Fitzpatrick with respect to approximately 478 shares of Stock in Holdings.

22

Schedule 5.6

Transactions with Affiliates

1.               Management Agreement.

2.               Approximately $1.1 million in management fees incurred under the Management Agreement are unpaid and outstanding.

3.               Items 2 through 3 listed on Schedule 5.5 are hereby incorporated by reference.

23

Schedule 5.9

Contingent Obligations

1.             Any remaining contingent tax obligations up to $1,600,000, in the aggregate, pursuant to the WII Components, Inc. Amended and Restated Agreement and Plan of Merger dated as of January 5, 2007.

24

Schedule 11.1

Prior Indebtedness

1.               First Lien Senior Secured Credit Agreement dated as of January 9, 2007 (as amended, restated, supplemented or otherwise modified) among WII Merger Corporation, a Delaware corporation, as the initial borrower, each lender from time to time party thereto and Credit Suisse.

25